Exhibit 4.2
Constitution of
Rio Tinto Limited
(ACN 004 458 404)
(As adopted by special resolution passed on 24 May 2000 and amended by special resolutions passed on 18 April 2002, 29 April 2005, 27 April 2007 and 24 April 2008)

i

Table of Contents

	MEMORANDUM OF ASSOCIATION	1
	RULES	7
	PRELIMINARY	7
1.	Replaceable rules do not apply	7
2.	Interpretation	7
	BUSINESS	15
3.	What business may be undertaken	15
	CAPITAL	15
4.	Share capital	15
	SHARES	16
5.	Issue of shares with special rights	16
5A	DLC Dividend Share	16
6.	Preference shares	17
7.	Separate Approvals of Class Rights Actions	18
8.	Dividends on Special Voting Share and Equalisation Share	21
9.	Obligation for calls	21
10.	Shares at the disposal of the Board	21
11.	Directors may participate	21
12.	Power to pay commission and brokerage	21
13.	Surrender of shares	22
14.	Joint holders	22
15.	Non-recognition of equitable interests, etc	23
	MODIFICATION OF RIGHTS	23
16.	How special rights may be varied	23
	THE SEAL	23
17.	Affixing the Seal	23
18.	Official Seal	23
19.	Share Seal	23
	SHARE CERTIFICATES	24
20.	Issue of certificates	24
21.	Contents of certificates	24
22.	Entitlement to certificates	24

Page (i)

23.	Delivery of certificates	24
24.	Renewal of certificates	24
25.	Computerised share transfer system	25
	CALLS	25
26.	Calls and notice of calls	25
27.	When a call is made	25
28.	Interest on the late payment of calls	26
29.	Instalments	26
30.	Payment in advance of calls	26
31.	Non-receipt of notice of call	26
	TRANSFER AND TRANSMISSION OF SECURITIES	26
32.	Form of transfer	26
33.	Effecting a transfer	26
34.	Instrument of transfer and certificate to be left at Office or Branch Office	27
35.	Board may refuse to register	27
36.	Company to retain instrument of transfer	28
37.	Closing Register and Branch Register	28
38.	Cancellation of old and issue of new certificate	28
39.	Transmission upon death	28
40.	Transmission by operation of law	29
41.	Board may refuse registration of transmissions	29
	FORFEITURE AND LIEN	29
42.	Notice requiring payment of sums payable	29
43.	Content of Notice	29
44.	Forfeiture on non-compliance with notice	29
45.	Notice of forfeiture	29
46.	Disposal of forfeited shares	30
47.	Annulment of forfeiture	30
48.	Liability notwithstanding forfeiture	30
49.	Company’s lien or charge	30
50.	Sale of shares to enforce lien	30
51.	Title of shares forfeited or sold to enforce lien	31
	INCREASE AND REDUCTION OF CAPITAL	31

Page ii

52.	Power to alter share capital	31
53.	Rights attached to subdivided shares	32
54.	Board may give effect to alteration of share capital	32
55.	New Capital subject to same provisions as original capital	32
56.	Power to reduce capital	32
	GENERAL MEETINGS	32
57.	Annual general meetings	32
58.	Notice of general meeting	32
59.	Omission to give and non-receipt of notice	32
	PROCEEDINGS OF MEETINGS	32
60.	Business of general meeting	32
61.	Quorum	33
62.	Adjournment in absence of quorum	33
63.	Chairman	33
64.	Acting Chairman	33
65.	General conduct of meeting	33
66.	Amendments to resolutions	34
67.	Adjournment	34
68.	Voting	34
69.	Declaration of vote on a show of hands	35
70.	Demand for poll	35
71.	Taking a poll	35
72.	Continuance of business after demand for poll	36
73.	Notice of adjournment	36
	VOTES OF MEMBERS	36
74.	Voting rights of members	36
75.	Voting rights of personal representatives, etc	37
76.	How votes may be given	37
77.	Appointment of proxies	38
78.	Form and execution of instrument of proxy	39
79.	Board to issue forms of proxy	39
80.	Attorneys of members	39
81.	Validity of vote	39
82.	Rights of member indebted to Company in respect of other shares	39

Page iii

	DIRECTORS	40
83.	Number of Directors	40
84.	Share qualification of Directors	40
85.	Election or appointment of additional Director	40
86.	Continuing Directors to act in certain circumstances	40
87.	Directors who are employees of the Company	40
88.	Company Auditor may not act as Director	41
89.	Remuneration of Directors	41
90.	Remuneration of directors for extra services	41
91.	Retirement benefits	41
92.	Travelling and other expenses	41
93.	Directors may contract with company	41
94.	Director may hold other office under the Company	42
95.	Directors may lend to the Company	42
	ELECTION OF DIRECTORS	42
96.	Retirement of Directors:	42
	ALTERNATE DIRECTORS	44
97.	Director may appoint Alternate Director	44
	VACATION OF OFFICE OF DIRECTOR	45
98.	Vacation of office by Director	45
	PROCEEDINGS OF DIRECTORS	46
99.	Procedures relating to Directors’ meetings	46
100.	Meetings by telephone or other means of communication	46
101.	Convening of meetings	46
102.	Votes at meetings	46
103.	Chairman	46
104.	Powers of meetings	47
105.	Delegation of powers to Committees	47
106.	Proceedings of Committees	47
107.	Validity of acts	47
108.	Resolution in writing	47
109.	Directors includes Alternate Directors	48
	POWERS OF THE BOARD	48

Page iv

110.	General powers of the Board	48
111.	Powers to give effect to Sharing Agreement	48
112.	Board’s power to borrow	48
113.	Power to authorise debenture holders, etc, to make calls	48
114.	Management of the affairs of the Company	49
	EXECUTIVE OFFICERS	50
115.	Powers of executive officers	50
116.	Delegation to executive director	50
	MINUTES	51
117.	Minutes	51
	DIVIDENDS AND RESERVES	51
118.	Declaration of dividend	51
118 A.	Waiver of dividend	52
119.	Reserve fund	52
120.	Investment of reserve funds:	53
121.	Dividends in specie	53
122.	Share Investment plans	53
123.	Dividend Plans	54
124.	Transfer of shares	55
125.	Retention of dividends	55
126.	Dividends on which a Company has a charge	56
127.	How dividends are payable	56
128.	Notice of dividend	56
129.	Unclaimed dividends	56
	CAPITALISATION OF PROFITS	56
130.	Power to capitalise profits	56
131.	Employee Share Plan	56
132.	Appropriation and application of amounts to be capitalised	57
	NOTICES	57
133.	Service of notices	57
134.	Member may notify Company of address for service	57
135.	Member not known at registered address	57
136.	When notice deemed to be served	58
137.	Signature to notice	58

Page v

138.	Reckoning of period of notice	58
139.	Notice to transferor binds transferee	58
140.	Service on deceased members	58
	PAYMENTS BY THE COMPANY	58
141.	Payments by the Company	58
	WINDING UP	60
142.	Distribution in specie	60
143.	Capital rights on a liquidation	60
	INDEMNITY	65
144.	Indemnity of officers	65
145.	Change of control	66
146.	Restricted securities	75
147.	Unmarketable parcels	75

Page vi

Corporations Act
Company Limited by Shares
MEMORANDUM OF ASSOCIATION OF RIO TINTO LIMITED
(ACN 004 458 404)
1.	The name of the Company is Rio Tinto Limited.

2.	The objects for which the Company is established are all or any of the following:-

(1)	To enter into, operate and carry into effect the Agreement with Rio Tinto plc known as the DLC Merger Sharing Agreement and a Deed known as the CRA Deed Poll Guarantee with full power to:
(i)	Agree any amendment or termination or abrogation of all or any of the terms of that Agreement or Deed in accordance with the terms thereof;

(ii)	Enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with Rio Tinto plc; and

(iii)	Do all such things as in the opinion of the Board of Directors of the Company are necessary or desirable for the furtherance of this object or for the furtherance, maintenance or development of the relationship with Rio Tinto plc constituted by or arising out of any agreement or arrangement mentioned in or made in accordance with this sub-clause.
(2)	To acquire and hold shares, stocks, debentures, debenture stock, bonds, unsecured notes, obligations and securities of any company incorporated or carrying on business in Australia or in the United Kingdom or in any other place and of any government, sovereign public body or authority supreme, municipal, local or otherwise.

(3)	To acquire any such shares, stocks, debentures, debenture stocks, bonds, unsecured notes, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and hold in trust, sell, mortgage, charge, deal with and otherwise acquire or dispose of the same on commission or otherwise.

(4)	To apply for, purchase, or otherwise acquire concessions, grants or rights of any kind from any person, firm or corporation or any supreme, municipal, local or other authority and to comply with the conditions of any concession or grant obtained and to sell, lease or otherwise deal with the same or any interest therein and to work, exploit and otherwise turn to account the same or any part thereof.

(5)	To guarantee the capital dividends or interest of or upon any shares, stocks, debentures, debenture stock, bonds or other securities or any obligation or contract entered into by any company, association, body, person or authority.

(6)	To undertake and execute trusts and agencies of all kinds, and to accept money, securities and property of all kinds for safe custody or otherwise, and to undertake any transaction and carry on any business commonly undertaken or carried on by financiers, bankers, brokers, underwriters, concessionaries, contractors, agents, capitalists or merchants and to transact and carry on all kinds of guarantee, agency, commission and mercantile business.

(7)	To prospect for, explore, quarry, develop, excavate, dredge for, open, work, win, purchase or otherwise obtain, uranium, lead, zinc, copper, sulphur, tin, silver, alumina, zircon, rutile, ilmenite, monazite, ores or aluminium, iron, gold, platinum, coal, precious stones, atomic minerals or deposits, oil, pyrites, asbestos, wolfram and all other minerals, metals and substances and minerals, and other rights, properties and works.

(8)	To carry on business as proprietors of and to purchase, take on lease, or in exchange or otherwise acquire, for any estate term or interest therein and to manage supervise and control mineral and other properties, lands and hereditaments of any tenure, mines, mining and other rights or options thereon, and grant, concessions, leases, claims, charters, privileges, licences or authorities of an over lands and mines and mineral, oil-bearing, natural gas-bearing, agricultural and other properties and also mining, dredging, water and other rights.
(9)	To raise, win, get, quarry, crush, smelt, calcine, refine, dress, amalgamate, manipulate and otherwise treat, prepare for market, sell dispose of and deal in ores, metals, fluxes, tailings, concentrates, slimes, mineral substances and other product of mines either in a manufactured state or otherwise, and any materials or substances resulting from or to be obtained in the process of crushing, smelting, calcining, dressing or amalgamating the same and either free form or in combination with other substances.

(10)	To apply for, purchase, or otherwise acquire, concessions, grants or rights of any kind from any person, firm or corporation or any supreme, municipal, local or other authority, and to comply with the conditions of any concession or grant obtained, and to sell, lease or otherwise deal with the same or any interest therein and to work, exploit and otherwise turn to account for the same of any part thereof.

(11)	To carry on business as ship owners, railway proprietors, motor car, lorry and coach proprietors and garage proprietors, carriers and haulers, bankers, storekeepers, wharfingers, cartage and storage contractors, and building and general contractors, and to buy, sell or otherwise deal in real or personal property of any kind.

(12)	To carry on business as manufacturers of and dealers in and exporters and importers of goods and merchandise of all kinds and merchants generally.

(13)	To advance, deposit and lend money, securities and property to or with such persons and on such terms as may seem expedient, and to discount, buy, sell and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents.

(14)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit this Company, and to use, exercise, develop or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired, and also to acquire, use and register trade marks, trade names, registered or other designs, rights of copyright or other rights or privileges in relation to any business for the time being carried on by the Company.
(15)	To manufacture and deal in all kinds of articles and things required for the purposes of any such business as aforesaid, or commonly dealt in by persons engage in such business.

(16)	To purchase or otherwise acquire for any estate or interest any property, assets or rights of any kind which may appear to be necessary, or convenient for any business of the Company, and to develop and turn to account and deal with the same in such manner as may be thought expedient.

(17)	To borrow and raise money and to secure or discharge any debt or obligation or binding on the Company in such manner as may be thought fit, and in particular by mortgages and charges upon the undertaking and all or any of the property and assets (present or future) and the uncalled capital of the Company, or by the creation and issue on such terms as may be thought expedient of debentures, debenture stock or other securities of any description.

(18)	To purchase with a view to closing or re-selling or otherwise dealing with the whole or in part any business or properties which may be deemed likely to injure by competition or otherwise any business or branch of business which the Company is authorised to carry on.

(19)	To promote any company whose objects shall include the acquisition of all or any of the assets or liabilities of the Company, or the promotion of which shall be considered to be calculated to advance directly or indirectly the objects of this Company or the interests of its members.

(20)	To lend money to subsidise and otherwise assist any company, firm or person in any case in which such subsidy, assistance or loan may be considered likely, directly or indirectly, to further the objects of this Company or the interests of its members.
(21)	To guarantee the payment of premiums on any sinking fund or endowment policy or policies taken out by any company having objects similar to the objects of the Company to secure the discharge of any mortgage charge or debenture of such company and to guarantee the payment of the principal and of any interest in respect of any such mortgage, charge or debenture and to charge the Company’s assets accordingly.

(22)	To sell, lease, grant licences, easements and other rights over an in any other manner deal with or dispose of the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company.

(23)	To take all necessary or proper steps in Parliament and with the authorities, national, local, municipal or otherwise, of any place in which the Company may have interests, and to carry on any negotiations or operations for the purpose of, directly or indirectly, carrying out the objects of the Company, or effecting any modification in the constitution of the Company, or furthering the interests of its members, and to oppose any such steps taken by any other company, firm or person which may be considered likely, directly or indirectly, to prejudice the interests of the Company or its members.
(24)	To subscribe or guarantee money for any national, charitable, benevolent, public, general, commercial or useful object, of for any exhibition, or for any purpose which may be considered likely, directly or indirectly to further the objections of the Company or the interests of any of its members.

(25)	To grant or otherwise provide or contribute towards the provisions of pensions or other allowances or gratuities to or for the benefit of any Directors, officer, employee or ex-employee of the Company or its predecessors in business, or the relations, connections or dependents of any such persons, and to establish or support associations, institutions, clubs, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or its members.

(26)	To invest any moneys of the Company not for the time being required for the general purposes of the Company in such investments (other than shares in the Company) as may be thought proper, and to hold, sell or otherwise deal with such investments.

(27)	To carry out and perform as separate and independent objects all or any of the objects set out in the Third Schedule to the Companies Act 1958 AND IT IS HEREBY DECLARED that this paragraph shall operate independently of and without prejudice to the provisions of Section 15 of the Companies Act 1958.

(28)	To carry out and perform any of the objects of the Company in any part of the world, AND IT IS HEREBY DECLARED that the Company shall have power to carry out and perform any of the matters abovementioned (whether in one or different paragraphs) apart from any other of the said matters and that none of the above descriptions shall be limited or restrained by reference to the name of the Company or to matters of the same or some similar kind elsewhere in this Clause referred to or shall be otherwise limited or restrained by any other part of this Clause nor by any inference to be drawn from such other part and so that wherever such construction is possible the objects specified in this Clause may be construed in as wide a sense as if each of the paragraphs hereof defined the objects of a separate and independent company.
3.	The share capital of the company may, without limitation, be divided into ordinary shares, one Special Voting Share, one Equalisation Share and one DLC Dividend Share.

4.	The liability of the members is limited.

5.	A special resolution altering or amending any of the provisions listed in Rule 7(a)(vii) of the Company’s Rules (each a “Rio Tinto Limited Entrenched Provision”) does not have any effect unless and until the holder of the Special Voting Share (as defined in the Rules) has consented in writing to the alteration or amendment. A reference in this Clause to a special resolution altering or amending any Rio Tinto Limited Entrenched Provision includes a reference to any resolution of any type which has the effect of altering, adding to or omitting any Rio Tinto Limited Entrenched Provision or any other effect which is equivalent or substantially similar to that effect (which for the avoidance of doubt shall be taken to include ratification of any breach of any such Rio Tinto Limited Entrenched Provision).

6.	A special resolution altering or amending sub-Clause (1) of Clause 2, Clause 5 or this Clause 6 of this Memorandum (each an “Entrenching Provision”) does not have any effect unless and until the holder of the Special Voting Share (as defined in the Rules) has consented in writing to the alteration or amendment. A reference to this Clause to a special resolution altering or amending this Clause includes a reference to any resolution of any type which has the effect of altering, adding to or omitting this Clause or any other effect which is equivalent or substantially similar to that effect (which for the avoidance of doubt shall be taken to include ratification of any breach of any such Entrenching Provision).
WE, the several persons whose names, addresses and occupations are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and		Number of shares taken
occupation of subscribers	Signature of subscribers	by each subscriber

John Miller Rodd 360 Collins Street Melbourne Solicitor	John Rodd	One

Hugh Oliver Clark 360 Collins Street Melbourne Solicitor	H O Clark	One

Total Number of Shares		Two
DATED this 16th day of December, 1959.
WITNESS to the above signatures:
G H Fewster, Solicitor
360 Collins Street, Melbourne

Note: The share capital of the Company was:
(1) on incorporation:

Date	Amount		Number of Shares	Par Value

17/12/59	₤	5,000,000	5,000,000	₤	1
(2) subsequently increased to:

Date	Amount		Number of shares		Par Value

27.10.60	₤	10,000,000	10,000,000		₤ 1
06.01.61	₤	10,000,000	40,000,000	+	5/-
16.07.62	₤	15,000,000	60,000,000		5/-
31.03.65	₤	20,000,000	80,000,000		5/-
30.11.66		$60,000,000	120,000,000		50 cents
09.10.70		$125,000,000	250,000,000		50 cents
26.09.73		$225,000,000	450,000,000		50 cents
06.05.80		$300,000,000	600,000,000		50 cents
03.05.83		$1,500,000,000	750,000,000		$2*
02.05.89		$3,000,000,000	1,500,000,000		$2

+	Each share subdivided into 4 shares of 5/- each.

*	Capital reconstruction on 9.5.83 from 50 cent shares to $2 shares.

Corporations Act
Company Limited by Shares
RULES of RIO TINTO LIMITED
ACN 004 458 404
PRELIMINARY
1.	The replaceable rules in the Corporations Act shall not apply to the Company.

2.	Interpretation
(a)	In these Rules unless the context requires otherwise:
(i)	“Aggregate Publicly-held Ordinary Shares” means all of the Publicly-held Rio Tinto Limited Ordinary Shares and all of the Publicly-held Rio Tinto plc Ordinary Shares;

(ii)	“Alternate Director” means a person appointed from time to time as an Alternate Director in accordance with these Rules;

(iii)	“Applicable Regulation” means, in the case of the Company, applicable Australian laws and regulations (including listing rules) and, in the case of Rio Tinto plc, applicable English laws and regulations (including listing rules and guidelines with which companies listed on the London Stock Exchange customarily comply), in each case for the time being in force and taking account of all waivers or variations from time to time applicable (in particular situations or generally) to the Company or, as the case may be, Rio Tinto plc;

(iv)	“Associate” in relation to
(A)	any Interest in Rio Tinto plc shall mean any person acting in concert as defined by the City Code on Takeovers and Mergers; and

(B)	the Company is as defined in Part 1.2 Division 2 of the Law;
(v)	“Auditor” means the auditor or auditors appointed by the Company from time to time;

(vi)	“Australian dollars” means the lawful currency from time to time of Australia;

(vii)	“Board” means the board of Directors of the Company (or a duly appointed committee of that board) from time to time;

(viii)	“Board of Rio Tinto plc” means the board of directors of Rio Tinto plc (or a duly appointed committee of that board) from time to time;

(ix)	“Branch Office” means any office at which a Branch Register is kept;

(x)	“Branch Register” means any branch register of members kept pursuant to these Rules;

(xi)	“Business Day” when used in the definition of “Liquidation Exchange Rate” means a day on which banks are ordinarily open for business in both London and Melbourne, excluding Saturdays and Sundays but for all other purposes has the meaning ascribed to it in the Listing Rules;

(xii)	“call” includes any instalment of a call and any amount due on allotment of any share;

(xiii)	“capital” means share capital;

(xiv)	“Chairman” includes an Acting Chairman under Rule 64;

(xv)	“Class Rights Action” means, in relation to the Company or Rio Tinto plc, any of the actions listed in Rule 7(a);

(xvi)	“Committee” means a Committee to which powers have been delegated by the Board pursuant to Rule 105;

(xvii)	“Companies Act” means the Companies Act 1985 (United Kingdom);

(xviii)	“Companies Act Subsidiary” has the meaning ascribed to the term “subsidiary” in section 736 of the Companies Act as at the date of adoption of these Rules and when used in relation to a company means any such subsidiary of that company from time to time;

(xix)	“the Company” means Rio Tinto Limited;

(xx)	“Constitution” means these Rules and the Memorandum;

(xxi)	“Corporations Act” means the Corporations Act 2001 (Cth);

(xxii)	“Corporations Act Subsidiary” has the meaning given to “subsidiary” in section 9 of the Corporations Act as at the date of the Sharing Agreement and when used in relation to a body corporate means any subsidiary of that body corporate from time to time;

(xxiii)	“Deed Poll Guarantee” means the deed executed by the Company for the benefit of certain present and future creditors of Rio Tinto plc (as amended from time to time);

(xxiv)	“Deputy Chairman” means a person appointed to the Office of Deputy Chairman in accordance with Rule 63;

(xxv)	“Director” means a person appointed or elected from time to time to the office of Director of the Company in accordance with these Rules and includes any Alternate Director duly acting as a Director;

(xxvi)	“DLC Dividend Share” means the DLC Dividend Share issued in accordance with Rule 5A until it is cancelled, redeemed or otherwise ceases to exist or until it converts to an Ordinary Share in accordance with these Rules or the Corporations Act;

(xxvii)	“Entrenching Provision” has the meaning ascribed to that term in Clause 6 of the Company’s Memorandum;

(xxviii)	“Equalisation Fraction” means the Equalisation Ratio expressed as a fraction with the numerator being the number relating to the Ordinary Shares of the Company and the denominator being the number relating to the Rio Tinto plc Ordinary Shares;

(xxix)	“Equalisation Ratio” means the ratio of the dividend, capital and voting rights per Ordinary Share to the dividend, capital and voting rights per Rio Tinto plc Ordinary Share as set out in the Sharing Agreement and as adjusted from time to time in accordance with the Sharing Agreement;

(xxx)	“Equalisation Share” means the equalisation share in the Company;

(xxxi)	“Excluded Rio Tinto plc Holder” means any person who is a Relevant Person (other than a Permitted Person) (both as defined in Article 64 of the Rio Tinto plc Articles) on whom a notice has been served under Article 64(E) of the Rio Tinto plc Articles or on whom a direction notice has been served under Article 63 of the Rio Tinto plc Articles which in either case has not been complied with to the satisfaction of the directors of Rio Tinto plc or withdrawn;

(xxxii)	“Home Branch” means the state office of Australian Stock Exchange Limited designated to the Company by Australian Stock Exchange Limited as its Home Branch for administrative purposes;

(xxxiii)	“Joint Decision” means, in relation to a general meeting, a resolution put to the vote of the meeting on a Joint Decision Matter;

(xxxiv)	“Joint Decision Matter” means any of the following:
(A)	the appointment or removal of a Director of the Company and/or a director of Rio Tinto plc;

(B)	the receipt or adoption of the annual accounts of the Company and/or Rio Tinto plc (if shareholders are to be asked to vote on the receipt or adoption of such accounts);

(C)	a change of name by the Company and/or Rio Tinto plc;

(D)	any proposed acquisition or disposal and any proposed transaction with a substantial shareholder, director or other related party which (in any case) is required under Applicable Regulation to be authorised by shareholders;

(E)	the appointment or removal of the Auditors of the Company and/or the auditors of Rio Tinto plc;

(F)	the creation of a new class of shares (or securities convertible into, exchangeable for or granting rights to subscribe for or purchase shares of a new class) in the Company or Rio Tinto plc;

(G)	a change in the corporate status or reregistration of the Company or Rio Tinto plc;

(H)	a matter referred to in Clause 9.2 of the Sharing Agreement; and

(I)	any other matter which the Board and the Board of Rio Tinto plc each decide (generally or in a particular case) should be decided upon by Joint Decision;
(xxxv)	“Law” means the Corporations Law as at the date of the Sharing Agreement as defined by Section 13(2) of the Corporations (Victoria) Act 1990 as at that date and includes a reference to the Corporations Regulations as at that date;

(xxxvi)	“Limiting Restriction” has the meaning ascribed to it in Rule 2(b);

(xxxvii)	“Liquidation Exchange Rate” means, as at any date, the closing mid-point spot Australian dollar-sterling exchange rate on the Business Day before such date (as published in the London Edition of the Financial Times, or such other point of reference as the Auditor and the liquidator of Rio Tinto plc (or, as the case may be, the Auditor of Rio Tinto plc and the liquidator of the Company or the liquidators of both the Company and Rio Tinto plc) may determine);

(xxxviii)	“the Listing Rules” means the Listing Rules of Australian Stock Exchange Limited;

(xxxix)	“London Stock Exchange” means London Stock Exchange Ltd or any successor to that body;

(xl)	“Market Value” for the purposes of Rule 7 means, (in the case of the Company) in respect of an issue of a relevant share or security, the weighted average sale price derived from the Australian Stock Exchange and (in the case of Rio Tinto plc) the middle market quotation derived from the London Stock Exchange Daily Official List in each case on the dealing day immediately preceding the date on which any such issue is publicly announced except that in the case of an allotment of Ordinary Shares by way of dividend it shall mean the weighted average sale price of an Ordinary Share derived from the Australian Stock Exchange over the five Business Days prior to the books closing date in respect of that dividend and in the case of an allotment of Rio Tinto plc Ordinary Shares pursuant to Article 128 of the Rio Tinto plc Articles it shall mean the value of a Rio Tinto plc Ordinary Share as defined in Article 128(D) of the Rio Tinto plc Articles;

(xli)	“Matching Offers” means offers by way of rights either by both the Company and Rio Tinto plc to their respective holders of ordinary shares or by the Company on its own or by Rio Tinto plc on its own to both the holders of Ordinary Shares and the holders of Rio Tinto plc Ordinary Shares which, so far as is practicable, take place contemporaneously and which the Auditors have certified do not materially disadvantage a holder of an Ordinary Share in comparison with a holder of a Rio Tinto plc Ordinary Share and which the auditors of Rio Tinto plc have certified do not materially disadvantage a holder of a Rio Tinto plc Ordinary Share in comparison with a holder of an Ordinary Share;
(xlii)	“member” means a member of the Company in accordance with the Corporations Act;

(xliii)	“members present” (or a “member present”) means members (or a member) present at a general meeting of the Company in person or by duly appointed representative, proxy or attorney;

(xliv)	“Memorandum” means the Company’s Memorandum of Association as altered from time to time;

(xlv)	“Office” means the registered office from time to time of the Company;

(xlvi)	“Ordinary Shares” means the ordinary shares in the Company on issue from time to time;

(xlvii)	“person” and words importing persons shall include partnerships, associations and corporations, unincorporated and incorporated by Ordinance, Act of Parliament or registration as well as individuals;

(xlviii)	“procedural resolution” comprises any resolution put to a general meeting which was not included in the notice of such meeting but nevertheless falls to be considered by that meeting;

(xlix)	“proper SCH transfer” has the meaning given to that term in Section 9 of the Corporations Act;

(l)	“Publicly-held Rio Tinto Limited Ordinary Shares” means Ordinary Shares the beneficial owners of which are not members of the Rio Tinto plc Group;

(li)	“Publicly-held Ordinary Shares” means, in relation to the Company, Publicly-held Rio Tinto Limited Ordinary Shares and, in relation to Rio Tinto plc, Publicly-held Rio Tinto plc Ordinary Shares;

(lii)	“Publicly-held Rio Tinto plc Ordinary Shares” means Rio Tinto plc Ordinary Shares the beneficial owners of which are not members of the Rio Tinto Limited Group;

(liii)	“Publicly-held Rio Tinto plc Voting Shares” means Rio Tinto plc Ordinary Shares the beneficial owners of which are not members of the Rio Tinto Limited Group;

(liv)	“Publicly-held Shares” means, in relation to the Company, Publicly-held Ordinary Shares and, in relation to Rio Tinto plc, Publicly-held Rio Tinto plc Voting Shares;

(lv)	“Register” means the Register of members of the Company to be kept pursuant to the Corporations Act;

(lvi)	“Rio Tinto Limited Entrenched Provision” has the meaning ascribed to that term in Clause 5 of the Company’s Memorandum;

(lvii)	“Rio Tinto Limited Group” means the Company and its Corporations Act Subsidiaries from time to time and a member of the Rio Tinto Limited Group means any one of them;

(lviii)	“RTL Shareholder SVC” means RTL Shareholder SVC Limited, a company incorporated in England with registered number 3115178 whose registered office is at Princes House, 95 Gresham Street, London EC2V 7LY or such other company which replaces RTL Shareholder SVC Limited pursuant to the terms of the Rio Tinto Limited Shareholder Voting Agreement;

(lix)	“Rio Tinto Limited Shareholder Voting Agreement” means the agreement entered into between RTL Shareholder SVC, The Law Debenture Trust Corporation p.l.c., Rio Tinto plc and the Company relating, amongst other things, to how the Rio Tinto plc Special Voting Share is to be voted (as amended from time to time);

(lx)	“Rio Tinto plc” means Rio Tinto plc, a company incorporated in the United Kingdom with its registered office at 6 St James’s Square, London SW1Y 4LD, England;

(lxi)	“Rio Tinto plc Articles” means the Articles of Association of Rio Tinto plc as amended from time to time;

(lxii)	“Rio Tinto plc Deed Poll Guarantee” means the deed executed by Rio Tinto plc for the benefit of certain present and future creditors of the Company (as amended from time to time);

(lxiii)	“Rio Tinto plc Entrenched Provision” has the meaning ascribed to that term in the Rio Tinto plc Articles;

(lxiv)	“Rio Tinto plc Equalisation Share” means the equalisation share of 10p in the capital of Rio Tinto plc the rights attaching to which are set out, inter alia, in Articles 3 and 60 of the Rio Tinto plc Articles;

(lxv)	“Rio Tinto plc Group” means Rio Tinto plc and its Companies Act Subsidiaries from time to time and a member of the Rio Tinto plc Group means any of them;

(lxvi)	“Rio Tinto plc Ordinary Shares” means the ordinary shares of 10p each in Rio Tinto plc on issue from time to time;

(lxvii)	“RTP Shareholder SVC” means RTP Shareholder SVC Pty Limited (ACN 070 481 908) a company incorporated in Victoria with its registered office at 27th Floor, 530 Collins Street, Melbourne, Victoria, Australia or such other company which replaces RTP Shareholder SVC Pty Limited pursuant to the terms of the Rio Tinto plc Shareholder Voting Agreement;

(lxviii)	“Rio Tinto plc Shareholder Voting Agreement” means the agreement between the RTP Shareholder SVC, The Law Debenture Trust Corporation p.l.c., the Company, RTP Australian Holdings Limited and Rio Tinto plc relating, amongst other things, to how the Special Voting Share and the Ordinary Shares held by Tinto Holdings Australia Pty Limited

(ACN 004 327 922) or beneficially owned by any other member of the Rio Tinto plc Group are to be voted (as amended from time to time);
(lxix)	“Rio Tinto plc Special Voting Share” means the special voting share of 10p in Rio Tinto plc;

(lxx)	“Rio Tinto plc Voting Shares” means Rio Tinto plc Ordinary Shares and any shares issued by Rio Tinto plc from time to time (other than the Rio Tinto plc Special Voting Share) where, in relation to any matter or at any time the holders of those shares would, if that matter were to be considered at a general meeting of Rio Tinto plc at that time, be entitled to vote on that matter;

(lxxi)	“SCH” means the securities clearing house as referred to in the Corporations Act;

(lxxii)	“SCH business rules” has the meaning given to that term in Section 9 of the Corporations Act;

(lxxiii)	“Seal” means the common seal of the Company;

(lxxiv)	“Secretary” means a person appointed as Secretary of the Company and includes any person appointed to perform the duties of Secretary;

(lxxv)	“securities” includes shares, rights to shares or stock, options to acquire shares and other securities with rights of conversion to equity and debentures, debenture stock, notes and other like obligations;

(lxxvi)	“Sharing Agreement” means the agreement entered into between the Company and Rio Tinto plc entitled “DLC Merger Sharing Agreement” (as amended from time to time);

(lxxvii)	“special resolution” means a special resolution of the Company in accordance with the Corporations Act;

(lxxviii)	“Special Voting Share” means the special voting share in the Company described in Rules 7, 8 and 74;

(lxxix)	“sterling” means the lawful currency from time to time of the United Kingdom;

(lxxx)	“these Rules” means these Rules as altered or added to from time to time and any reference to a Rule by number is a reference to the Rule of that number in these Rules;

(lxxxi)	“Trustee” means a person or persons appointed to perform the duties of a trustee for the holders of debentures or debenture stock issued by the Company;

(lxxxii)	“wholly owned subsidiary”, in relation to a body corporate, means a body corporate none of whose members is a person other than the first mentioned body corporate, a wholly owned subsidiary of the first mentioned body corporate or a nominee of the first mentioned body corporate or its wholly owned subsidiary;

(lxxxiii)	“writing” and “written” includes printing, typing, lithography and other modes of reproducing words in a visible form including, without limitation, any representation of words in a physical document or in an electronic communication or form or otherwise.
(b)	A reference to “Limiting Restriction” refers to the limit (if any) on offers for cash (otherwise than pro-rata by way of rights to existing holders of Ordinary Shares or holders of Rio Tinto plc Ordinary Shares) of shares or other securities existing under restrictions for the time being applicable to the Company or Rio Tinto plc under Applicable Regulation, and for the purpose of ascertaining the most Limiting Restriction at any time in any situation:
(i)	a restriction applicable to the Company shall be treated as also applicable to Rio Tinto plc (converting the restrictions, expressed in terms of a number of shares in the Company, into a number of Rio Tinto plc shares by application of the Equalisation Ratio), and vice versa in relation to a restriction applicable to Rio Tinto plc;

(ii)	a restriction expressed in terms of a nominal amount of Rio Tinto plc’s equity share capital shall be treated as if it related to the number of Rio Tinto plc Ordinary Shares represented by that nominal amount and then converted into a number of Ordinary Shares by application of the Equalisation Ratio and any restriction in relation to the Company shall be similarly treated;

(iii)	a restriction (when expressed as a number of Ordinary Shares or Rio Tinto plc Ordinary Shares) that, under Applicable Regulation, has been derived by application of a percentage to a number or nominal amount of Ordinary Shares and/or number or nominal amount of Rio Tinto plc Ordinary Shares rather than to the number of the Aggregate Publicly-held Ordinary Shares (taking into account the application of the Equalisation Ratio as described in paragraphs (i) and (ii) above) shall be adjusted to the number that would have been derived from the application of such percentage to the number of the Aggregate Publicly-held Ordinary Shares (after so taking into account the application of the Equalisation Ratio); and

(iv)	any restriction under Applicable Regulation which comes into force in relation to either the Company or Rio Tinto plc after the date of the Sharing Agreement which does not fall within (i), (ii) or (iii) above shall be applied to the Aggregate Publicly-held Ordinary Shares in the way in which the Board and the Board of Rio Tinto plc agree best reflects the rationale underlying paragraphs (i), (ii) and (iii) above.
(c)	Any reference to an “equivalent resolution” considered by holders of Publicly-held Rio Tinto plc Voting Shares means the resolution considered at the most nearly contemporaneous general meeting of Rio Tinto plc which bears a close relationship to the relevant resolution being considered at a general meeting of the Company. For example, but without limitation, a resolution to appoint or remove an individual as a director of Rio Tinto plc, to appoint or remove the auditors of Rio

Tinto plc or to receive and adopt the accounts of Rio Tinto plc would, if no resolution considering such matters in relation to the Company were put to the Rio Tinto plc general meeting, be the “equivalent resolution” to a resolution relating to the appointment or removal of the same individual as a Director of the Company, the appointment or removal of the same international firm of auditors as the Auditors or the receipt or adoption of the Company’s accounts as the case may be.

(d)	References to offers by way of rights include offers which are subject to such exclusions or other arrangements as the Board or (where relevant) the Board of Rio Tinto plc may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory.

(e)	A reference to the Corporations Act or any other statute or regulations or to the City Code on Takeovers and Mergers is to be read as though the words “as modified or substituted” were added to the reference unless the context otherwise requires.

(f)	A reference to the Listing Rules or to the SCH business rules is to the Listing Rules or to the SCH business rules (as the case may be) as are in force from time to time in relation to the Company after taking into account any waiver or exemption which is in force either generally or in relation to the Company.

(g)	Unless otherwise defined in these Rules, words which are given a special meaning by the Corporations Act have the same meaning in these Rules.

(h)	Except where the contrary intention appears, words in the singular include the plural and vice versa.

(i)	Except where the contrary intention appears, words importing one gender include any other gender.

(j)	The references to notices in Rules 133 to 140 (both inclusive) include not only formal notices of meeting but also all documents and other communications from the Company to the members but do not include cheques.

(k)	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Rules.

(l)	The headings and sidenotes do not affect the construction of these Rules.
BUSINESS
3.	What business may be undertaken

At any time it thinks fit the Company may undertake any kind of business which it is either expressly or by implication authorised to undertake by the Memorandum or these Rules.
CAPITAL
4.	Share capital

The share capital of the Company may, without limitation, be divided into ordinary shares, one Special Voting Share, one Equalisation Share and one DLC Dividend Share.

SHARES
5.	Issue of shares with special rights

Without prejudice to any special rights previously conferred on the holders of existing shares and subject to Rule 7, any shares in the capital of the Company (whether forming part of the original capital or not) may be issued with preferred, deferred or other special rights or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Board may from time to time determine provided that the rights attaching to shares of a class other than Ordinary Shares shall be expressed at the date of issue.
5A	DLC Dividend Share
(a)	Without limiting Rule 5, but notwithstanding anything else in this Constitution, the Board may issue a share (a “DLC Dividend Share”) in the capital of the Company to Rio Tinto plc or a wholly owned subsidiary of Rio Tinto plc on the following terms:
(i)	the DLC Dividend Share does not confer on its holder any right:
(A)	to vote or to attend or be heard at any general meeting;

(B)	to redemption or, in a winding-up, to repayment of capital; or

(C)	subject to Rule 5A(a)(ii), to participate in assets or profits of the Company; or

(D)	to receive notices, reports, profit and loss accounts or balance sheets;
(ii)	the holder of the DLC Dividend Share shall not be entitled to receive a dividend on the share unless and until the following conditions have been satisfied:
(A)	the Board in its absolute discretion resolves to pay the dividend on the DLC Dividend Share;

(B)	the legal and beneficial owner of the DLC Dividend Share at the time of declaration and payment of the dividend is Rio Tinto plc or a wholly owned subsidiary of Rio Tinto plc;

(C)	in the case of the first dividend to be paid on the DLC Dividend Share, there has been at least one dividend paid on Ordinary Shares since the date of issue of the DLC Dividend Share;

(D)	in the case of subsequent dividends paid on the DLC Dividend Share, there has been at least one dividend paid on Ordinary Shares since the date of payment of the last dividend on the DLC Dividend Share;

(E)	(Deleted); and

(F)	in the Company’s financial year in which the dividend is to be paid, at least one dividend has been paid on Ordinary Shares, and

(iii)	upon the earlier of:
(A)	the registration of a transfer of the DLC Dividend Share to a person other than Rio Tinto plc or a wholly owned subsidiary of Rio Tinto plc; and

(B)	a person other than Rio Tinto plc or a wholly owned subsidiary of Rio Tinto plc becoming the beneficial owner of the DLC Dividend Share, the DLC Dividend Share will convert to an Ordinary Share, and the Board may, at its absolute discretion, issue such a DLC Dividend Share from time to time provided that, at any one time, there is only one DLC Dividend Share in the capital of the Company on issue.
6.	Preference shares

If the Company at any time proposes to create and issue any preference shares:
(a)	the preference shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed whether out of profits or otherwise;

(b)	the preference shares confer on the holders the right to convert the preference shares into Ordinary Shares if and on the basis the Board determines at the time of issue of the preference shares;

(c)
(i) the preference shares confer on the holders a right to receive out of the profits of the Company available for dividend a preferential dividend at the rate (which may be subject to an index) and on the basis determined by the Board at the time of issue of the preference shares;

(ii) in addition to the preferential dividend, the preference shares may participate with the Ordinary Shares in dividends declared by the Board if and to the extent the Board determines at the time of issue of the preference shares; and

(iii) the preferential dividend may be cumulative if and to the extent the Board determines at the time of issue of the preference shares;
(d)	the preference shares are to confer on the holders:
(i)	the right on redemption and in a winding up to payment in cash in priority to any other class of shares of:
(A)	the amount paid or agreed to be considered as paid on each share; and

(B)	the amount (if any) equal to the aggregate of any dividend accrued (whether declared or not) but unpaid and of any arrears of dividends; and
(ii)	the right, in priority to any payment of dividend on any other class of shares, to the preferential dividend;

(e)	the preference shares do not confer on the holders any further rights to participate in assets or profits of the Company;

(f)	the holders of the preference shares have the same rights as the holders of Ordinary Shares to receive notices, reports, profit and loss accounts and balance sheets and to attend and be heard at all general meetings, but are not to have the right to vote at general meetings except as follows:
(i)	on any question considered at a general meeting if, at the date of the meeting, the dividend on the preference shares is in arrears;

(ii)	at a general meeting on a proposal:
(A)	to reduce the share capital of the Company;

(B)	that affects rights attached to the preference shares;

(C)	to wind up the Company;

(D)	for the disposal of the whole of the property, business and undertaking of the Company;
(iii)	on a resolution to approve the terms of a buy-back agreement; and

(iv)	on any question considered at a general meeting held during the winding up of the Company; and
(g)	the Company may issue further preference shares ranking pari passu in all respects with (but not in priority to) other preference shares already issued and the rights of the issued preference shares are not to be deemed to have been varied by the further issue.
7.	Separate Approvals of Class Rights Actions
(a)	The following matters shall constitute Class Rights Actions if undertaken by either the Company or Rio Tinto plc:
(i)	the offer to the holders of its existing ordinary shares generally of shares or other securities for subscription or purchase:
(A)	by way of rights (otherwise than by Matching Offers), where the proposed offer (when aggregated with (1) any previous offers by either the Company or Rio Tinto plc of shares or other securities for cash by way of rights or otherwise, but not under Matching Offers, (2) any sales, other than intra Rio Tinto plc Group sales, by a member of the Rio Tinto plc Group of Ordinary Shares, and (3) any sales, other than intra Rio Tinto Limited Group sales, by a member of the Rio Tinto Limited Group of Rio Tinto plc Ordinary Shares, in each case in the relevant period) exceeds the then most Limiting Restriction that for the time being would be applicable were shares or other securities of the relevant description proposed to be offered in fact offered for cash otherwise than pro-rata by way of rights to existing shareholders of the relevant class either by the Company or by Rio Tinto plc; or

(B)	otherwise than by way of rights, at below Market Value;
(ii)	the reduction or, if permitted by law, redemption of the company’s ordinary share capital by way of a capital repayment to holders of its ordinary shares or a cancellation of unpaid ordinary share capital;

(iii)	the purchase by the company of its own ordinary shares (except for such a purchase at, around or below prevailing market prices for those shares where the purchase occurs in accordance with Applicable Regulation);

(iv)	the voluntary liquidation of the company;

(v)	an adjustment to the Equalisation Ratio otherwise than in accordance with paragraph 5 of Schedule 2 to the Sharing Agreement;

(vi)	the amendment to the terms of, or termination of, the Sharing Agreement, the Rio Tinto Limited Shareholder Voting Agreement or the Rio Tinto plc Shareholder Voting Agreement other than, in the case of the Rio Tinto Limited Shareholder Voting Agreement or the Rio Tinto plc Shareholder Voting Agreement, to conform such agreement with the terms of the Sharing Agreement or in any case, by way of formal or technical amendment which is not materially prejudicial to the interests of the shareholders of the Company or Rio Tinto plc or is necessary to correct any inconsistency or manifest error or is by way of an amendment agreed between the Company and Rio Tinto plc pursuant to Clause 17.6 of the Sharing Agreement or the equivalent provision of any such document;

(vii)	any amendment to, or removal of, or the alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of), all or any of the following (each of which is a Rio Tinto Limited Entrenched Provision):
(A)	any of sub-clause (2)(1), clause 5 or clause 6 of the Memorandum;

(B)	the definitions in Rule 2(a) of “Aggregate Publicly-held Ordinary Shares”, “Applicable Regulation”, “Associate”, “Australian dollars”, “Board of Rio Tinto plc”, “Class Rights Action”, “Companies Act Subsidiary”, “Corporations Act Subsidiary”, “Rio Tinto Limited Entrenched Provision”, “Rio Tinto Limited Group”, “RTL Shareholder SVC”, “Rio Tinto Limited Shareholder Voting Agreement”, “Deed Poll Guarantee”, “Entrenching Provision”, “Equalisation Fraction”, “Equalisation Ratio”, “Equalisation Share”, “Excluded Rio Tinto plc Holder”, “Joint Decision”, “Joint Decision Matter”, “Limiting Restriction”, “Liquidation Exchange Rate”, “Market Value”, “Matching Offers”, “Ordinary Shares”, “procedural resolution”, “Publicly-held Rio Tinto Limited Ordinary Shares”, “Publicly-held Ordinary Shares”, “Publicly-held Rio Tinto plc Ordinary Shares”, “Publicly-held Rio Tinto plc Voting Shares”, “Publicly-held Shares”, “Rio Tinto plc”, “Rio Tinto plc Articles”, “Rio Tinto plc Equalisation Share”, “Rio Tinto plc Deed Poll Guarantee”,

“Rio Tinto plc Entrenched Provision”, “Rio Tinto plc Group”, “Rio Tinto plc Ordinary Shares”, “Rio Tinto plc Special Voting Share”, “RTP Shareholder SVC”, “Rio Tinto plc Shareholder Voting Agreement”, “Sharing Agreement”, “Special Voting Share”, and “sterling”;

(C)	this Rule 7 (class rights actions);

(D)	Rule 8 (dividends on Special Voting Share and Equalisation Share);

(E)	Rule 16 (variation of class rights);

(F)	Rule 35(c) (Refusal to register transfer of Special Voting Share and Equalisation Share);

(G)	Rule 66 (amendments to resolutions);

(H)	Rule 70 (demand for poll);

(I)	Rule 71 (taking a poll);

(J)	Rule 74 (voting rights of members);

(K)	Rule 77 (appointment of proxies);

(L)	Rule 85 (election or appointment of additional Director);

(M)	Rule 96(a), (b), (c), the proviso in brackets in (d), (e)(ii), (g) and (h) (retirement and nomination of Directors);

(N)	Rule 97, third sentence only (Alternate Directors);

(O)	Rule 98(f) (vacation of office of Directors if ceasing to be a Rio Tinto plc director);

(P)	Rule 108 (resolution of Directors in writing);

(Q)	Rule 111 (giving effect to Sharing Agreement);

(R)	Rule 143 (capital rights on a liquidation); and

(S)	Rule 145 (change of control);
(viii)	any amendment to, or removal of, or alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of), any Rio Tinto plc Entrenched Provision; and

(ix)	the doing of anything which the Board and the Board of Rio Tinto plc each decide (either in a particular case or generally) should be treated as a Class Rights Action.
(b)	Any Class Rights Action by the Company (apart from those specified in sub-paragraph (vii) of paragraph (a) of this Rule) shall be deemed to be a variation of the rights of the Special Voting Share and shall accordingly be effective only with the consent in writing of the holder of the Special Voting Share and without such consent shall not be done or caused or permitted to be done.

(c)	Any Class Rights Action by the Company comprising or including an amendment to any Rio Tinto Limited Entrenched Provision shall be effective only with the approval of a special resolution on which the holder of the Special Voting Share shall be entitled to vote but only in accordance with Rule 74(c)(i) and the Rio Tinto plc Shareholder Voting Agreement. Any other Class Rights Action by the Company shall (in addition to the consent required under paragraph (b) of this Rule) be effective only with such approval of the shareholders of the Company (apart from the holder of the Special Voting Share) as is required by Applicable Regulation and the Sharing Agreement.
8.	Dividends on Special Voting Share and Equalisation Share
(a)	The Special Voting Share does not entitle its holder to any dividends.

(b)	Subject to the special rights attached to any preference shares having a preferred right to participate as regards dividends up to but not beyond a specified amount in a distribution (but in priority to the payment of any dividends on other classes of share), the Equalisation Share shall carry such dividends as are declared or paid on the Equalisation Share in accordance with Schedule 1 and Schedule 2 to the Sharing Agreement.

(c)	Subject to the special rights for the time being attached to other classes of share, the profits of the Company available for distribution and resolved to be distributed shall subject to the Corporations Act be distributed by way of dividend among the holders of Ordinary Shares.
9.	Obligation for calls

Without limiting the generality of Rule 5, the Board may make arrangements on the issue of shares for a difference between the holders of those shares in the amount of calls to be paid and the time of payment of those calls.

10.	Shares at the disposal of the Board

Except as provided by contract or these Rules to the contrary, all unissued shares shall be under the control of the Board which may grant calls or options on those shares, issue option certificates in respect of those shares, allot or otherwise dispose of those shares on the terms and conditions and for the consideration and for or at the time it thinks fit.

11.	Directors may participate

Any Director or any person who is an associate of a Director for the purposes of the Listing Rules may participate in any issue by the Company of shares, rights to shares or options to acquire shares or other securities unless the Director is precluded from participating by the Listing Rules.

12.	Power to pay commission and brokerage

The Company may at any time pay a commission to any person in consideration of that person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company or otherwise. The Company may in addition to or instead of commission pay any brokerage permitted by law.

13.	Surrender of shares

The Board may, in its discretion, accept a surrender of shares by way of compromise of any question as to whether or not those shares have been validly issued or in any other case where the surrender is within the powers of the Company. Any shares surrendered may be sold or re-issued in the same manner as forfeited shares.

14.	Joint holders

Where two or more persons are registered as the holders of any shares, they shall be deemed to hold the shares as joint tenants with benefits of survivorship subject to the following provisions:

Number of Holders:
(a)	the Company is not bound to register more than three persons as the holders of the shares (except in the case of trustees executors or administrators of a deceased shareholder);
Liability for payments:
(b)	the joint holders of the shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of the shares;
Death of joint holder:
(c)	on the death of any one of the joint holders, the survivor shall be the only person recognised by the Company as having any title to the shares but the Board may require evidence of death;
Power to give receipt:
(d)	any one of the joint holders may give a receipt for any dividend, bonus or return of capital payable to the joint holders;
Notices to joint holders:
(e)	only the person whose name stands first in the Register or Branch Register as one of the joint holders of the shares shall be entitled, if the Company is required by the Corporations Act or the Listing Rules to issue certificates for shares, to delivery of a certificate relating to the shares or to receive notices from the Company and any notice given to that person shall be deemed notice to all the joint holders; and
Votes of joint holders:
(f)	any one of the joint holders may vote at any meeting of the Company either personally or by duly authorised representative, proxy or attorney, in respect of the shares as if that joint holder was solely entitled to the shares. If more than one of the joint holders are present at any meeting personally or by duly authorised representative, proxy or attorney, the joint holder who is present whose name stands first in the Register or Branch Register in respect of the shares shall alone be entitled to vote in respect of the shares.

15.	Non-recognition of equitable interests, etc

Except as otherwise provided in these Rules, the Company shall be entitled to treat the registered holder of any share as the absolute owner of the share and accordingly shall not, except as ordered by a Court of competent jurisdiction or as required by statute, be bound to recognise (even when having notice) any equitable or other claim to or interest in the share on the part of any other person.
MODIFICATION OF RIGHTS
16.	How special rights may be varied

Subject to Rule 7, whenever the capital of the Company is divided into different classes of shares, all or any of the rights and privileges attached to any class may be varied or abrogated, and any repayment of capital in respect of any class of shares may be effected by a special resolution approving the proposed variation, abrogation or repayment passed at a special meeting of the holders of the issued shares of the class affected by a majority of not less than three-fourths of the holders present and voting either in person or by representative proxy or attorney or (if a quorum is not present at the special meeting or if the resolution is not passed by the necessary majority) by consent in writing signed by the holders of at least three-fourths of the issued shares of the class within two calendar months from the date of the special meeting; provided that no approval or consent shall be required in respect of the redemption of any redeemable preference shares in accordance with the relevant terms of issue. All the provisions in these Rules as to general meetings shall apply to the special meeting. For the purposes of this Rule, any member who on a poll personally or by representative, proxy or attorney votes at a special meeting in favour of a resolution approving a proposed variation, abrogation or repayment shall be deemed to have consented in writing to the variation, abrogation or repayment.
THE SEAL
17.	Affixing the Seal

The Board shall provide for the safe custody of the Seal, which may only be used by the authority of the Board. Every instrument to which the Seal is affixed shall be signed by a Director and countersigned by the Secretary or by a second Director or by another person appointed by the Board for the purpose. The Board may determine either generally or in any particular case that a signature may be affixed by a mechanical means specified in the determination.

18.	Official Seal

The Company may from time to time exercise the powers conferred by the Corporations Act in relation to Official Seals and those powers shall be vested in the Board. The Directors may from time to time appoint persons to affix any Official Seal and to sign and date any instrument to which an Official Seal has been affixed.

19.	Share Seal

The Company may have one or more duplicates of the Seal which shall be facsimiles of the Seal with the addition on their faces of the words “Share Seal” and which shall be known as Share Seals. Any certificate for shares issued under a Share Seal shall be deemed to be sealed with the Seal.
SHARE CERTIFICATES
20.	Issue of certificates
(a)	If the Board wishes to issue certificates for shares or where the Company is required by the Corporations Act or the Listing Rules to issue certificates for shares, share certificates shall be issued under the Seal or a Share Seal or, in the case of shares on any Branch Register, under the Seal, a Share Seal or the Official Seal of the Company for use in the place in which the Branch Register is kept.

(b)	Certificates issued with a printed facsimile of the Seal, the Official Seal or a Share Seal shall be deemed to have been duly issued under the Seal or the Official Seal or a Share Seal (as the case may be).

(c)	Subject to paragraph (d) of this Rule, each certificate for shares shall bear the autographic signatures of one Director and of the Secretary or some other person appointed by the Board for that purpose, provided that in the case of a certificate issued under an Official Seal the certificate may alternatively bear the autographic signature of at least one person appointed by the Board for that purpose.

(d)	Notwithstanding anything contained in this Rule, the Board may resolve either generally or in a particular case or cases that any signature need not be autographic but may be affixed by some mechanical means specified in the resolution.
21.	Contents of certificates

Where the Company is required by the Corporations Act or the Listing Rules to issue certificates for shares, every share certificate shall be in the form and state those matters which the Board may from time to time determine.

22.	Entitlement to certificates

Subject to paragraph (e) of Rule 14, where the Company is required by the Corporations Act or the Listing Rules to issue certificates for shares, every member shall be entitled, without payment, to one certificate for the shares registered in that member’s name or to several certificates in reasonable denominations, each for a part of the shares.

23.	Delivery of certificates

The Company may send any certificate to a member by prepaid post addressed to the member at that member’s registered address or as is otherwise directed by the member, and a statement signed by the Secretary or another officer of the Company appointed by the Board as to the due posting of the certificate shall be conclusive evidence of delivery.

24.	Renewal of certificates

Where the Company is required by the Corporations Act or the Listing Rules to issue certificates for shares:

(a)	and a certificate is worn out or defaced, upon production of the certificate the Board may order it to be cancelled and may issue a new certificate;

(b)	and a certificate is lost, stolen or destroyed, upon the giving of any indemnity and any evidence that the certificate has been lost, stolen or destroyed which the Board may require and upon the payment of any fee the Board may from time to time determine, a new certificate may be issued in lieu of the lost, stolen or destroyed certificate. A certificate issued to replace a certificate which has been lost, stolen or destroyed shall be endorsed as having been issued in replacement for a lost, stolen or destroyed certificate. Where a certificate is treated under the Corporations Act as though it were destroyed, the certificate will be treated as though it were destroyed for the purposes of these Rules.
25.	Computerised share transfer system

If the Company participates, or to enable the Company to participate, in any computerised or electronic share transfer system introduced by or acceptable to Australian Stock Exchange Limited, the Board may:
(a)	subject to the Corporations Act, the Listing Rules and the SCH business rules:
(i)	provide that shares may be held in certificated or uncertificated form and make any provision it thinks fit, including for the issue or cancellation of certificates, to enable shareholders to hold shares in uncertificated form and to convert between certificated and uncertificated holdings;

(ii)	provide that some or all members shall not receive or shall not be entitled to receive a share certificate in respect of some or all of the shares which the member holds in the Company;

(iii)	accept any instrument of transfer or transfer document in accordance with the requirements of the share transfer system; and
(b)	notwithstanding any other provision in these Rules, do all things necessary, required or authorised by the Corporations Act, the Listing Rules or the SCH business rules in connection with the share transfer system.
CALLS
26.	Calls and notice of calls

Subject to the terms upon which any shares may have been issued, the Board may, from time to time, makes calls as it thinks fit upon the members in respect of all moneys unpaid on their shares. Each member shall be liable to pay the amount of each call in the manner specified and at the time and place appointed by the Board. Calls may be made payable by instalments.

27.	When a call is made

A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed. Subject to the Listing Rules, the call may be revoked at the discretion of the Board at any time prior to the date on which payment in respect of any call is due.

28.	Interest on the late payment of calls

If any sum (or part of any sum) payable in respect of a call is not paid on or before the date appointed for payment, the member from whom the sum is due shall pay interest on the unpaid amount from the due date to the date of payment at the rate the Board from time to time determines. The Board may waive the whole or part of any interest paid or payable under this Rule.

29.	Instalments

If, by the terms of an issue of shares, any amount is payable in respect of any shares by instalments, every instalment shall be payable as if it were a call duly made by the Board of which due notice had been given, and all provisions of these Rules with respect to the payment of calls and of interest or to the forfeiture of shares for non-payment of calls or with respect to liens or charges shall apply to the instalment and to the shares in respect of which it is payable.

30.	Payment in advance of calls

The Board may, if it thinks fit, receive from any member all or any part of the moneys unpaid on all or any of the shares held by that member beyond the sums actually called up and then due and payable either as a loan repayable or as a payment in advance of calls. If it so elects the Company may pay interest on the moneys advanced at the rate and on the terms agreed by the Board and the member paying the sum in advance.

31.	Non-receipt of notice of call

The non-receipt of a notice of any call by, or the accidental omission to give notice of any call to, any member shall not invalidate the call.
TRANSFER AND TRANSMISSION OF SECURITIES
32.	Form of transfer

No transfer of any shares rights to shares or options to acquire shares shall be registered unless:
(a)	a proper instrument of transfer, in writing in the usual or common form or in any form the Board may from time to time prescribe or in a particular case accept, duly stamped (if necessary), is delivered to the Company;

(b)	the transfer is a proper SCH transfer, which is to be in the form required or permitted by the Corporations Act or the SCH business rules; or

(c)	the transfer has been effected by any other electronic system established or recognised by the Listing Rules in which the Company participates in accordance with the rules of that system.
33.	Effecting a transfer

If required by the Corporations Act, the Listing Rules or the Board, an instrument of transfer shall be signed by or on behalf of the transferor and the transferee. Except in the case of a proper SCH transfer, the transferor shall be deemed to remain the holder of the securities transferred until the name of the transferee is entered in the Register. A proper SCH transfer is taken to be recorded in the appropriate register, and the name of the transferee to be registered as the holder of the securities comprised in the proper SCH transfer, at the time provided for in the SCH business rules.

34.	Instrument of transfer and certificate to be left at Office or Branch Office

Every instrument of transfer shall be left for registration at the Office (or in the case of shares on a Branch Register, at the Office or the relevant Branch Office) or any other place the Board determines from time to time. The instrument of transfer shall be accompanied by the certificate (if any) for the securities to be transferred and any other evidence which the Board may require to prove the title of the transferor, the transferor’s right to transfer the securities, due execution of the transfer or due compliance with the provisions of any law relating to stamp duty. The Board may waive the production of the certificate (if any) in any case which it considers appropriate. The preceding requirements of this Rule do not apply in respect of a proper SCH transfer.

35.	Board may refuse to register
(a)	Subject to the Corporations Act, the Listing Rules and the SCH business rules, the Board may refuse to register any transfer of securities:
(i)	if the Company has a lien on the securities in accordance with the Listing Rules;

(ii)	where it is permitted to do so by the Listing Rules;

(iii)	where it is required to do so in accordance with a law related to stamp duty; or

(iv)	where it is required to do so pursuant to a court order; or

(v)	if the registration of the transfer would result in a contravention of, or failure to observe the provisions of, any applicable law or the Listing Rules.
Notice of refusal of transfer
(b)	Notwithstanding the preceding paragraph, the Board may not refuse to register any proper SCH transfer except as permitted by the Corporations Act, the Listing Rules or the SCH business rules. Subject to the Corporations Act and the Listing Rules, the decision of the Board relating to the registration of a transfer is absolute. If the Board refuses to register a transfer, the Board shall give the lodging party written notice of the refusal and the precise reasons for the refusal within the maximum period permitted by the Listing Rules. Failure to give notice of refusal to register any transfer as may be required under the Corporations Act or the Listing Rules does not invalidate the decision of the Board.

(c)	The Board shall refuse to register any transfer of:
(i)	the Special Voting Share unless the transfer is to a new RTP Shareholder SVC in accordance with the terms of the Rio Tinto plc Shareholder Voting Agreement; or

(ii)	the Equalisation Share unless the transfer is to a member of the Rio Tinto plc Group or a trustee for the benefit of a member or members of the Rio Tinto plc Group.
(d)	The decision of the Board relating to the registration of such a transfer shall be absolute.
36.	Company to retain instrument of transfer
Every instrument of transfer which is registered shall, for any period determined by the Board, be retained by the Company after which, the Company may destroy it, provided that any instrument of transfer which the Board refuses to register shall (except in the case of fraud) be returned on demand to the person depositing it or to the transferee provided the demand is made within twelve calendar months after the giving of notice by the Company of its refusal to register the instrument of transfer. The preceding requirements of this Rule do not apply in respect of a proper SCH transfer.
37.	Closing Register and Branch Register
Subject to the Corporations Act, the Listing Rules and the SCH business rules, the transfer books and the Register and each Branch Register may be closed during such time as the Board thinks fit and the Board may specify a time by reference to which the entitlement of persons to vote at any general meeting of the Company is to be determined.
38.	Cancellation of old and issue of new certificate
Subject to Rule 34, and to the Corporations Act, the Listing Rules and the SCH business rules, on every application to register the transfer of any shares or to register any person as a member in respect of any shares transmitted to that person by operation of law or otherwise, the certificate (if any) specifying the shares in respect of which registration is required shall be delivered up to the Company for cancellation and upon registration the certificate shall be cancelled and if the Company is required by the Corporations Act, the Listing Rules or the SCH business rules to issue certificates for shares a new certificate specifying the shares transferred or transmitted shall be issued and sent to the transferee or transmittee. If the registration of any transfer is required in respect of some only of the shares specified in the certificate (if any) delivered up to the Company and if the Company is required by the Corporations Act, the Listing Rules or the SCH business rules to issue certificates for shares a new certificate specifying the remaining untransferred shares shall be issued and sent to the transferor.
39.	Transmission upon death
Subject to the Corporations Act, the Listing Rules and the SCH business rules, the trustee, executor or administrator of a deceased member (who is not one of several joint holders) shall be the only person recognised by the Company as having any title to the shares registered in the name of the deceased member, provided that if the member, having sold some or all of those shares, has delivered a signed transfer of the shares sold to the transferee or to a member of a stock exchange acting in connection with that sale, and the transfer is not registered before the death of the member, the Board may, subject to compliance by the transferee with these Rules, register the transfer notwithstanding that the Company has notice of the member’s death.
40.	Transmission by operation of law
Subject to the Corporations Act, the Listing Rules and the SCH business rules, a person to whom the right to any shares has devolved by will or by operation of law, upon producing the certificate for shares (if any) and any other evidence the Board may require of title or that the person sustains the character in respect of which the person proposes to act under this Rule, may be registered as a member in respect of the shares or may (subject to the provisions in these Rules relating to transfers) transfer the shares.
41.	Board may refuse registration of transmissions
The Board shall have the same right to refuse to register a person entitled by transmission to any shares or the person’s nominee as if the person or the person’s nominee were the transferee named in an ordinary transfer presented for registration.
FORFEITURE AND LIEN
42.	Notice requiring payment of sums payable
If any member fails to pay any sum payable on or in respect of any shares, either for allotment money, calls or instalments, on or before the day appointed for payment, the Board may, at any time after the day specified for payment whilst any part of the sum remains unpaid, serve a notice on the member requiring that member to pay the sum or so much of the sum as remains unpaid together with interest accrued and all expenses incurred by the Company by reason of the non-payment.
43.	Content of Notice
The notice shall name a day on or before which the sum, interest and expenses (if any) are to be paid and the place or places where payment is to be made. The notice shall also state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the sum is payable will be liable to be forfeited, and such other information as required by the Corporations Act, the Listing Rules and SCH business rules.
44.	Forfeiture on non-compliance with notice
If there is non-compliance with the requirements of any notice given pursuant to Rule 42, any shares in respect of which notice has been given may, at any time after the day specified in the notice for payment whilst any part of allotment moneys, calls, instalments, interest and expenses (if any) remains unpaid, be forfeited by a resolution of the Board to that effect. The forfeiture shall include all dividends, interest and other moneys payable by the Company in respect of the forfeited shares and not actually paid before the forfeiture.
45.	Notice of forfeiture
When any share is forfeited, notice of the resolution of the Board shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture shall be made in the Register or Branch Register as the case may be. Failure to give notice or make the entry as required by this Rule shall not invalidate the forfeiture.
46.	Disposal of forfeited shares
Any forfeited share shall be deemed to be the property of the Company and the Board may sell, re-allot or otherwise dispose of or deal with the share in any manner it thinks fit and, in the case of re-allotment, with or without any money paid on the share by any former holder being credited as paid up.
47.	Annulment of forfeiture
The Board may, at any time before any forfeited share is sold, re-allotted or otherwise disposed of, annul the forfeiture of the share upon any condition it thinks fit.
48.	Liability notwithstanding forfeiture
Any member whose shares have been forfeited shall, notwithstanding the forfeiture, be liable to pay and shall forthwith pay to the Company all sums of money owing upon or in respect of the forfeited shares at the time of forfeiture, together with interest from that time until payment at the rate the Board from time to time determines and expenses. The Board may enforce the payment or waive the whole or part of any sum paid or payable under this Rule as it thinks fit.
49.	Company’s lien or charge
The Company shall have a first and paramount lien or charge for unpaid calls, instalments and any amounts the Company is called upon by law to pay in respect of the shares of a member upon shares registered in the name of the member or joint members in respect of which the calls or instalments are due and unpaid (whether presently payable or not) or in respect of which the amounts are paid and upon the proceeds of sale of the shares.
The lien or charge shall extend to all dividends and bonuses from time to time declared in respect of the shares; provided that if the Company registers a transfer of any shares upon which it has a lien or charge without giving the transferee notice of its claim, the shares shall be freed and discharged from the lien or charge of the Company. The Company may do all things necessary or appropriate under the SCH business rules to protect or enforce any lien or charge.
50.	Sale of shares to enforce lien
(a)	Subject to paragraph (b), for the purpose of enforcing a lien or charge, the Board may sell the shares which are subject to the lien or charge in any manner it thinks fit, but no sale shall be made:
(i)	until notice in writing of the intention to sell has been served on the member in whose name the shares are registered or the member’s representatives; and

(ii)	default has been made in payment of the part of the amount in respect of which the lien exists as is presently payable for fourteen days after the giving of notice.

(b)	In respect of any shares which are CHESS approved securities, for the purpose of enforcing a lien or charge, the Board may sell the shares which are subject to the lien or charge in accordance with the SCH business rules.
51.	Title of shares forfeited or sold to enforce lien
(a)	In the case of a sale or a re-allotment of forfeited shares or of the sale of shares to enforce a lien or charge, an entry in the minute book of the Board that the shares have been forfeited, sold or re-allotted in accordance with these Rules shall be sufficient evidence of that fact as against all persons entitled to the shares immediately before the forfeiture, sale or re-allotment of the shares. The Company may receive the purchase money or consideration (if any) given for the shares on any sale or re-allotment.
(b)	In the case of re-allotment, a certificate signed by a Director or the Secretary to the effect that the shares have been forfeited and the receipt of the Company for the price of the shares shall constitute a good title to them.

(c)	In the case of a sale, the Company may appoint a person to execute, or may otherwise effect, a transfer in favour of the person to whom the shares are sold.

(d)	Upon the issue of the receipt or the transfer being executed or otherwise effected the person to whom the shares have been re-allotted or sold shall be registered as the holder of the shares, discharged from all calls or other money due in respect of the shares prior to the re-allotment or purchase and the person shall not be bound to see to the regularity of the proceedings or to the application of the purchase money or consideration; nor shall the person’s title to the shares be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or reallotment.

(e)	The net proceeds of any sale or re-allotment shall be applied first in payment of all costs of or in relation to the enforcement of the lien or charge or the forfeiture (as the case may be) and of the sale or re-allotment, next in satisfaction of the amount in respect of which the lien exists as is then payable to the Company (including interest) and the residue (if any) paid to the person registered as the holder of the shares immediately prior to the sale or re-allotment or to the person’s executors, administrators or assigns as the person or the person’s executors, administrators or assigns shall direct upon the production of any evidence as to title required by the Board.

(f)	If a certificate for the shares is not produced to the Company, the Board may, where the Company is required by the Corporations Act or the Listing Rules to issue certificates for shares, issue a new certificate distinguishing it from the certificate (if any) which was not produced.
INCREASE AND REDUCTION OF CAPITAL
52.	Power to alter share capital
The Company in general meeting may from time to time alter its share capital in any one or more of the ways provided for, and in the manner prescribed, by the Corporations Act.

53.	Rights attached to subdivided shares

Whenever any shares are subdivided, the Company may by special resolution determine that as between the holders of the shares resulting from the subdivision one or more of the shares shall have some preference or special advantage as regards dividends, capital, voting or otherwise as compared with the other shares.

54.	Board may give effect to alteration of share capital

The Board may do all acts and things required to give effect to any resolution authorising alteration of the share capital of the Company and, without limitation, may make provision for the issue of fractional certificates or sale of fractions of shares and distribution of net proceeds as it thinks fit.

55.	New Capital subject to same provisions as original capital

Except so far as otherwise provided by the conditions of issue or by these Rules, any capital raised by the creation and issue of new shares shall be considered part of the original capital and shall be subject to the provisions of these Rules and the Listing Rules.

56.	Power to reduce capital

Subject to Rule 7, the Company may from time to time reduce its capital (including, without limitation, any capital redemption reserve fund or fund representing moneys paid upon the issue of options) in any manner allowed by law and the Listing Rules.
GENERAL MEETINGS
57.	Annual general meetings

General meetings of the Company may be convened and held at the times and places and in the manner determined by the Board and in accordance with the requirements of the Corporations Act. The general meetings before which the annual accounts of the
Company are to be laid shall be called annual general meetings.

58.	Notice of general meeting

Notice of a general meeting may be given by the Board in the form and in the manner the Board thinks fit.

59.	Omission to give and non-receipt of notice

The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to notice shall not invalidate any resolution passed at that meeting.
PROCEEDINGS OF MEETINGS
60.	Business of general meeting

The business of an annual general meeting shall be to receive and consider the accounts and reports required by the Corporations Act to be laid before each annual general meeting, to elect Directors in the place of those retiring under these Rules, when relevant to appoint an Auditor, and to transact any other business which, under these Rules, is required to be transacted at any annual general meeting. All other business transacted at an annual general meeting and all business transacted at other general meetings shall be deemed special. The Auditor shall be entitled to attend and be heard on any part of the business of a meeting which concerns the Auditor.

61.	Quorum

The quorum for a general meeting shall be two members present. No business shall be transacted at any general meeting (other than an adjourned meeting under Rule 62) except the election of a chairman and the adjournment of the meeting unless the requisite quorum is present at the commencement of business.

62.	Adjournment in absence of quorum

If, within 5 minutes from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow), a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for that purpose in the notice convening the meeting or (if none was specified) as the chairman of the meeting may determine. If at such adjourned meeting a quorum is not present within 5 minutes from the time appointed for holding the meeting, the members present in person or by proxy shall be a quorum.

63.	Chairman
(a)	The person entitled to take the chair at any general meeting shall be the person who immediately before the general meeting is the Chairman of the Board or failing that person, a Deputy Chairman.

(b)	If there is no such Chairman or Deputy Chairman, or if at any meeting neither is present within 5 minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number to be chairman of the meeting. If no Director is present or if all Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number to be chairman of the meeting.
64.	Acting Chairman

If during any general meeting the chairman appointed pursuant to Rule 63 is unwilling to act as chairman for any part of the proceedings, the chairman may withdraw as chairman during the relevant part of the proceedings and may nominate any person who immediately before the general meeting was a Director or who has been nominated for election as a Director at the meeting to be Acting Chairman of the meeting during the relevant part of the proceedings. Upon the conclusion of the relevant part of the proceedings the Acting Chairman shall withdraw and the chairman shall resume acting as chairman of the meeting.

65.	General conduct of meeting

The chairman of any general meeting shall be responsible for the general conduct of meetings of the Company and for the procedures to be adopted at those meetings. Except as otherwise required by the Corporations Act or by these Rules, the chairman of any general meeting may at any time the chairman considers it necessary or desirable for the proper and orderly conduct of the meeting demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present. The chairman may require the adoption of any procedures which are in the chairman’s opinion necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company, whether on a show of hands or on a poll.

66.	Amendments to resolutions
(a)	If an amendment is proposed to any resolution under consideration but is, in good faith, ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall be not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment to that resolution (other than a mere clerical amendment to correct a patent error) may be considered or voted upon.

(b)	In the case of any resolution duly proposed as an ordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error or an amendment to conform such resolution to a resolution duly proposed at the nearly contemporaneous general meeting of Rio Tinto plc) may be considered or voted upon unless written notice (in a physical document) of the proposed amendment is received by the Company at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of any such notice) the chairman of the meeting in the chairman’s absolute discretion rules that the amendment shall be considered.
67.	Adjournment

The Chairman of a general meeting or of an adjourned meeting may at any time during the course of the meeting adjourn from time to time and place to place the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion and may adjourn any business, motion, question, resolution, debate or discussion either to a later time at the same meeting or to an adjourned meeting. If the Chairman exercises a right of adjournment of a meeting pursuant to this Rule, the Chairman shall have the sole discretion to decide whether to seek the approval of the members present to the adjournment and, unless the Chairman exercises that discretion, no vote shall be taken by the members present in respect of the adjournment. No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors.

68.	Voting

Every question submitted to a general meeting shall be decided in the first instance by a show of hands of the members present and entitled to vote unless prior to that time a poll is properly demanded or required pursuant to Rule 70. In the case of an equality of votes, the Chairman shall, both on a show of hands and at a poll, have a casting vote in addition to the vote or votes to which the Chairman may be entitled as a member or as a proxy, attorney or duly appointed representative of a member.

69.	Declaration of vote on a show of hands

At any meeting, unless a poll is demanded, a declaration by the Chairman that a resolution has been passed or lost, having regard to the majority required, and an entry to that effect in the book to be kept of the proceedings of the Company, signed by the Chairman of that or the next succeeding meeting, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

70.	Demand for poll

Subject to Rule 71 at any general meeting, a resolution (other than a procedural resolution) put to the vote of the meeting on which the holder of the Special Voting Share is entitled to vote shall be decided on a poll. A poll may be demanded by:
(i)	the chairman of the meeting;

(ii)	shareholders in accordance with the Corporations Act; or

(iii)	the holder of the Special Voting Share.
71.	Taking a poll
(a)	A poll on a resolution on which the holder of the Special Voting Share is entitled to vote shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the Chairman may direct and may remain open for so long as the Chairman may determine. Any poll may close at different times for different classes of shareholder or for different shareholders of the same class entitled to vote on the relevant resolution.

(b)	A poll validly demanded on the choice of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll or requirement that a poll be taken shall not prevent the continuance of the meeting for the transaction of any business other than the business on which the poll has been demanded, or is required.

(c)	On a question of adjournment, a poll may only be demanded by the chairman of the meeting.

(d)	A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the Chairman of the meeting. If a demand for a poll is so withdrawn:-
(i)	before the result of a show of hands is declared, the meeting shall continue as if the demand was not made; or

(ii)	after the result of a show of hands is declared, the demand shall not be taken to have invalidated the result of that show of hands.

(e)	In the case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the dispute and the Chairman’s determination made in good faith shall be final and conclusive.

(f)	On a poll, a person entitled to more than one vote need not use all that person’s votes or cast all the votes that person has or uses in the same way.
72.	Continuance of business after demand for poll

A demand for a poll or requirement that a poll be taken shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded or is required.

73.	Notice of adjournment

When a meeting is adjourned for 30 days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.
VOTES OF MEMBERS
74.	Voting rights of members
(a)	(i)	Subject to the Listing Rules and provisions of these Rules with regard to any special rights or restrictions as to voting attached by or in accordance with these Rules to any class of shares, and subject to Rules 14 and 82, on a show of hands every member who is entitled to vote and is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every Ordinary Share of the Company of which that person is the holder and the Specified Number (as defined in paragraph (b) or (c) below) of votes for the Special Voting Share of which that person is the holder.
(ii)	The Equalisation Share does not entitle its holder to attend or vote at any general meeting.
(b)	The holder of the Special Voting Share shall be entitled to attend at any general meeting and, subject to the provisions below, to cast on a poll the Specified Number of votes (some of which may be cast for and others against any resolution in such numbers as the holder may determine). The Specified Number of votes in relation to a resolution of the Company on a Joint Decision shall be the total number of votes attaching to Publicly-held Rio Tinto plc Voting Shares which were cast on the poll on the equivalent resolution at the nearly contemporaneous general meeting of Rio Tinto plc (other than those cast by or on behalf of any Excluded Rio Tinto plc Holder or by any person on whom a notice pursuant to Rule 145(D) has been served and not withdrawn or complied with in accordance with these Rules) divided by the Equalisation Fraction, minus the number of votes attached to the Ordinary Shares which are not Publicly-held Rio Tinto Limited Ordinary Shares and which are validly cast in accordance with the Rio Tinto plc Shareholder Voting Agreement.

(c)	The Specified Number of votes which may be cast in relation to a resolution of the Company which is not a Joint Decision shall be zero except that:
(i)	on any resolution to amend, remove or otherwise alter any Rio Tinto Limited Entrenched Provision, any Entrenching Provision or on any resolution to amend, remove or otherwise alter the effect of any provision in the Memorandum or these Rules which the Board and the Board of Rio Tinto plc agree should be treated as a Class Rights Action, the Specified Number of votes shall be equal to 34% (rounded up to the next highest whole number) of the aggregate number of votes attaching to all other classes of issued shares in the Company which could be cast on such resolution, and such votes (if cast) may only be cast against such resolution; and

(ii)	on any procedural resolution put to a general meeting at which a Joint Decision Matter is to be considered, the Specified Number of votes which may be cast shall be the maximum number of votes attached to the Publicly-held Rio Tinto plc Voting Shares (excluding any Publicly-held Rio Tinto plc Voting Shares which are held by or on behalf of any Excluded Rio Tinto plc Holder or by or on behalf of any person on whom a notice has been served pursuant to Rule 145(D) and not withdrawn or complied with in accordance with these Rules which was cast on a resolution on a Joint Decision Matter at the nearly contemporaneous general meeting of Rio Tinto plc (or, if the nearly contemporaneous general meeting of Rio Tinto plc has not been held and such votes counted by the beginning of the relevant general meeting of the Company, the maximum number of such votes as are authorised to be so cast upon proxies lodged with Rio Tinto plc) by such time as the Chairman may determine divided by the Equalisation Fraction and rounded up to the nearest whole number, minus the number of votes attached to the Ordinary Shares which are not Publicly-held Rio Tinto Limited Ordinary Shares and which are validly cast in accordance with the Rio Tinto plc Shareholder Voting Agreement.
(d)	The Special Voting Share shall not entitle its holder to vote on any show of hands.
75.	Voting rights of personal representatives, etc.

Any person entitled under Rules 39 or 40 to transfer any shares may vote at any general meeting in the same manner as if the person were the registered holder of the shares; provided that at least twenty-four hours before the time of holding the meeting at which the person proposes to vote the person has satisfied the Board of the person’s right to transfer the shares, unless the Board has previously admitted the person’s right to vote at the meeting in respect of the shares.

76.	How votes may be given

Votes at a general meeting may be given personally or by representative, proxy or attorney, as provided in these Rules.

77.	Appointment of proxies
(a)	Any member may appoint not more than two proxies to vote at a general meeting on that member’s behalf and may direct the proxy or proxies to vote either for or against each or any resolution.

(b)	A proxy need not be a member of the Company.

(c)	Where a member appoints two proxies, the appointment shall be of no effect unless each proxy is appointed to represent a specified proportion of the member’s voting rights.

(d)	Except in relation to a proxy deposited by the holder of the Special Voting Share, the instrument appointing a proxy (and the power of attorney, if any, under which it is signed or proof of the power of attorney to the satisfaction of the Board) shall, as regards shares on the Register, be deposited duly stamped (if necessary) at the Office or any other place the Board may determine or lodged by any electronic means authorised by the Board and permitted by the Corporations Act and, as regards shares on a Branch Register, be deposited duly stamped (if necessary) at the Office or Branch Office or any other place the Board may determine or lodged by any electronic means authorised by the Board and permitted by the Corporations Act, not later than forty-eight hours (or such lesser period as the Directors may determine and stipulate in the notice of meeting) before the poll at which the person named in the instrument proposes to vote.

(e)	The Directors may determine and stipulate that the latest time by which a proxy may be validly deposited differs in relation to holders of the same class of share.

(f)	No instrument appointing a proxy shall, except as provided in this Rule, be valid after the expiration of twelve months after the date of its execution.

(g)	Any member who is or who intends to be absent or resident abroad may deposit at the Office an instrument duly stamped (if necessary) appointing a proxy and that appointment shall be valid for all meetings during the member’s absence or residence abroad and until revocation.

(h)	A proxy received from the holder of the Special Voting Share will be valid if it is received before the close of the poll to which it relates.

(i)	An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purpose of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

(j)	When two or more valid but differing instruments of proxy are executed in respect of the same share for use at the same meeting, the one which is last executed shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was last executed none of them shall be treated as valid in respect of that share.

78.	Form and execution of instrument of proxy

An instrument appointing a proxy shall be in writing under the hand of the appointor or the attorney of the appointor or, if the appointor is a corporation, under its common seal or under the hand of a duly authorised officer or may be signed by any method authorised by the Board and permitted by the Corporations Act and may be in the usual or common form or in such other form as the Board may from time to time prescribe or accept. The instrument of proxy shall be deemed to include the right to demand or join in demanding a poll and shall (except to the extent to which the proxy is specially directed to vote for or against any proposal) include power to the proxy to act generally at the meeting for the person giving the proxy. An instrument appointing a proxy shall, unless the contrary is stated, be valid for any adjournment of the meeting as well as for the meeting to which it relates and need not be witnessed.

79.	Board to issue forms of proxy

The Board shall, at the cost of the Company, issue with every notice of general meeting of members or any class of members forms of proxy for use by the members. Each form shall leave blank the name of the first proxy to be appointed but may include the names of any of the Directors or of any other persons as suggested proxies. The forms may be worded so that a proxy may be directed to vote either for or against each or any of the resolutions to be proposed.

80.	Attorneys of members

Any member may, by duly executed power of attorney, appoint an attorney to act on that member’s behalf at all or certain specified meetings of the Company. Before the attorney is entitled to act under the power of attorney, the power of attorney or proof of the power of attorney to the satisfaction of the Board shall, as regards shares on the Register, be produced for inspection at the Office or such other place as the Board may determine from time to time and, as regards shares on a Branch Register, be produced for inspection at the Office or Branch Office or such other place as the Board may determine from time to time together, in each case, with evidence of the due execution of the power of attorney as required by the Board. The attorney may be authorised to appoint a proxy for the member granting the power of attorney.

81.	Validity of vote

A vote given in accordance with the terms of an instrument of proxy or power of attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument of proxy or power of attorney or transfer of the shares in respect of which the vote is given, provided no notice in writing of the death, unsoundness of mind, revocation or transfer has been received at the Office before the meeting. A proxy shall not be revoked by the principal attending and taking part in the meeting, unless the principal actually votes at the meeting on the resolution for which the proxy is proposed to be used.

82.	Rights of member indebted to Company in respect of other shares

Subject to any restrictions from time to time affecting the right of any member or class of members to attend any meeting, a member holding a share or shares in respect of which for the time being no moneys are due and payable to the Company shall be entitled to be present at any general meeting and to vote and be reckoned in a quorum notwithstanding that moneys are then due and payable to the Company by that member in respect of other shares held by that member; provided that, upon a poll, a member shall only be entitled to vote in respect of shares held by the member upon which, at the time when the poll is taken, no moneys are due and payable to the Company.
DIRECTORS
83.	Number of Directors

The number of Directors (not including Alternate Directors) shall not be less than three nor more than the number the Board may from time to time determine. All Directors shall be natural persons.

84.	Share qualification of Directors

Unless otherwise determined by the Company in general meeting, a Director shall not be required to hold any share qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

85.	Election or appointment of additional Director

The Company may by ordinary resolution elect (and the Directors shall also have power at any time to appoint) any person to be a Director either to fill a casual vacancy or as an additional Director, but so that:
(i)	the total number of Directors shall not as a result of such appointment exceed the maximum number (if any) fixed by or in accordance with these Rules; and

(ii)	the appointment of such Director shall not take effect before such Director has been duly appointed as a director of Rio Tinto plc.
Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

86.	Continuing Directors to act in certain circumstances

If at any time the number of Directors falls below the minimum number fixed by these Rules, the continuing Directors may, except in an emergency, only act for the purpose of increasing the number of Directors to the minimum number or of calling a general meeting of the Company.

87.	Directors who are employees of the Company

The office of a Director who is an employee of the Company or of any related corporation shall become vacant upon that Director ceasing to be an employee of the Company or any related corporation provided that any such person shall be eligible for reappointment or reelection as a Director of the Company.

88.	Company Auditor may not act as Director

No person may be appointed as a Director or Alternate Director if the appointment would result in a person who, or a firm which, is then the Auditor becoming prohibited by the Corporations Act from acting as an Auditor of the Company.

89.	Remuneration of Directors

As remuneration for their services the Directors shall be paid out of the funds of the Company a sum determined by the Board payable at the time and in the manner determined by the Board but the aggregate remuneration paid to all the non-executive Directors in any year together with remuneration paid to those Directors by Rio Tinto plc or by any subsidiary of the Company or of Rio Tinto plc for their services as a non-executive director of that entity may not exceed $2,000,000 per annum. For the purposes of this Rule, any remuneration paid in sterling shall count towards the $2,000,000 limit as if £1 = $2.75. The Company may in general meeting from time to time fix any other amount as the maximum aggregate remuneration to be paid to all the non-executive Directors in any year. The expression “remuneration” where used in this Rule does not include the remuneration which may otherwise be payable to a Director pursuant to Rules 90, 91 or 92. Any payment made to a Director pursuant to Rule 144 and any amount paid by the Company by way of premium in respect of a contract insuring a Director against liability incurred by that person as a Director of the Company or of a wholly owned subsidiary shall not constitute remuneration for the purposes of this Rule.

90.	Remuneration of directors for extra services

Any Director who serves on any committee, or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, or who at the request of the Board engages in any journey on the business of the Company, may be paid extra remuneration as determined by the Board.

91.	Retirement benefits

Any Director may be paid a retirement benefit, as determined by the Board, in accordance with the Corporations Act. The Board is authorised to make arrangements with any Director with respect to the payment of a retirement benefit in accordance with this Rule.

92.	Travelling and other expenses

Every Director shall, in addition to any other remuneration provided for in these Rules, be entitled to be paid from Company funds all reasonable travel, accommodation and other expenses incurred by the Director in attending meetings of the Company or of the Board or of any Committees or while engaged on the business of the Company or in the execution of any other duties as Director.

93.	Directors may contract with company
(a)	A Director shall not be disqualified by the office of Director from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise and no contract or arrangement entered into with the Company by a Director nor any contract or arrangement entered into by or on behalf of the

Company in which a Director is in any way interested shall be avoided for that reason. A Director shall not be liable to account to the Company for any profit realised by any contract or arrangement, by reason of holding the office of Director or of the fiduciary relationship established by the office.

(b)	Except where a Director is constrained by the Corporations Act, a Director may be present at a meeting of the Board while a matter in which the Director has a material personal interest is being considered and may vote in respect of that matter.

(c)	A Director who is interested in any contract or arrangement may, notwithstanding the interest, participate in the execution of any document evidencing or otherwise connected with the contract or arrangement.
94.	Director may hold other office under the Company
(a)	A Director may hold any other office or position under the Company (except that of Auditor) in conjunction with the office of Director, on terms and at a remuneration in addition to remuneration (if any) as a Director, as the Board shall approve. A Director may be or become a director of or hold any other office or position under any corporation promoted by the Company, or in which it may be interested, whether as a vendor or shareholder or otherwise, and the Director shall not be accountable for any benefits received as a Director or member of or holder of any other office or position under that corporation. The Board may exercise the voting power conferred by the shares in any corporation held or owned by the Company as the Board thinks fit (including the exercise of the voting power in favour of any resolution appointing the Directors or any of the directors of that corporation or voting or providing for the payment of remuneration to the directors of that corporation) and a Director of the Company may vote in favour of the exercise of those voting rights notwithstanding that the Director is, or may be about to be appointed, a director of that other corporation and may be interested in the exercise of those voting rights.
95.	Directors may lend to the Company

Any Director may lend money to the Company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the Company and underwrite or guarantee the subscription of shares or securities of the Company or of any corporation in which the Company may be interested without being disqualified in respect of the office of Director and without being liable to account to the Company for the commission or profit.
ELECTION OF DIRECTORS
Subject to Rule 85 the following provisions shall apply to all the Directors:

96.	Retirement of Directors:
(a)	At each annual general meeting,

(i)	any Director who was elected or last re-elected a Director at or before the annual general meeting held in the third calendar year before the current year shall retire by rotation; and

(ii)	such further Directors (if any) shall retire by rotation as would bring the number retiring by rotation up to one-third of the number of Directors in office at the date of the notice of meeting (or, if their number is not a multiple of three, then the number nearest but not greater than one-third).

A retiring Director who stands for re-election shall retain office until the announcement of the result of the poll on the resolution to reappoint that Director.
Selection of Directors to retire by rotation
(b)	The further Directors required to retire by rotation in accordance with Rule 96(a)(ii) shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election and so that as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by the alphabetical order of their names. A retiring Director shall be eligible for re-election.
Who must retire:
(c)	The length of time a Director has been in office shall be computed from the Director’s last election or appointment. A retiring Director who was previously elected shall be eligible for re-election. A retiring Director who was previously appointed under Rule 85 or Rule 86 shall be eligible for election. Notwithstanding anything contained elsewhere in these Rules, a Director shall retire from office at the conclusion of the third annual general meeting after which the Director was elected or re-elected except that where a Director stands for re-election, that Director shall retain office until the announcement of the poll on the resolution to reappoint that Director.
Removal of Director whilst in office
(d)	The Company in general meeting may at any time by resolution remove any appointed or elected Director before the expiration of that Director’s period of office and, if desired, elect another person by way of replacement (provided that such person is also elected as a director of Rio Tinto plc at the same time).
Nomination of Directors:
(e)	No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless within the period referred to in paragraph (f) of this Rule 96 there has been lodged at the Office, notices in writing:
(i)	signed by a member, other than the person to be proposed, duly qualified to attend and vote at the relevant meeting of that member’s intention to propose a person for election; and

(ii)	signed by the person to be proposed of that person’s willingness to be elected as a Director of the Company and as a director of Rio Tinto plc.
(f)	The period within which the notices referred to in paragraph (e) of this Rule 96 must be lodged at the Office is not less than 35 Business Days nor more than 55 Business Days (inclusive of the date on which the notice is given) before the earlier of the dates appointed for:
(i)	the general meeting of the Company; and

(ii)	the nearly contemporaneous general meeting of Rio Tinto plc, provided that, if this would result in the latest date for lodgement of the notices being later than the latest date (the “ASX Date”) on which, in accordance with the Listing Rules, the Company must accept a nomination for election as a director at that general meeting of the Company, the latest time for lodgement of the notices shall be the ASX Date.

(g)	The Directors shall nominate for election as a Director at a general meeting of the Company any person duly nominated for election at the nearly contemporaneous general meeting of Rio Tinto plc.

(h)	The Company at the meeting at which a Director retires under any provision of these Rules may by ordinary resolution fill the office being vacated by electing the retiring Director or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:
A	where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

B	where such Director has given notice in writing to the Company that such Director is unwilling to be re-elected;

C	where the default is due to the moving of a resolution in contravention of the next following Rule;

D	where such Director has attained the retiring age specified in section 201C of the Corporations Act;

E	where such Director has not been, or is not deemed to have been, re-elected as a director of Rio Tinto plc.
ALTERNATE DIRECTORS
97.	Director may appoint Alternate Director

Subject to Rule 88, each Director shall have power from time to time to appoint any person (including any other Director) approved by a majority of co-Directors to act as an Alternate Director in the Director’s place, whether for a stated period or periods or until the happening of a specified event or from time to time, whenever by absence or illness or otherwise the Director is unable to attend to duties as a Director. The appointment shall be in writing and signed by the Director and a copy of the appointment shall be given by the appointing Director to the Company by forwarding or delivering it to the Office. The appointment shall take effect immediately upon receipt of the appointment at the Office and approval by a majority of co-Directors and upon that same person’s appointment as an alternate director of Rio Tinto plc. The following provisions shall apply to any Alternate Director:
(a)	the Alternate Director may be removed or suspended from office upon receipt at the Office of a notice in writing (including, without limitation, a letter, telegram, telex, facsimile transmission or other form of visible communication) from the Director by whom the Alternate Director was appointed to the Company;

(b)	the Alternate Director shall be entitled to receive notice of meetings of the Board and to attend and vote at the meetings if the Director by whom the Alternate Director was appointed is not present;

(c)	the Alternate Director shall be entitled to exercise all the powers (except the power to appoint an Alternate Director) and perform all the duties of a Director, in so far as the Director by whom the Alternate Director was appointed had not exercised or performed them;

(d)	the Alternate Director shall not be required to hold any share qualification in the Company;

(e)	the Alternate Director shall not, unless the Board otherwise determines, (without prejudice to the right to reimbursement for expenses pursuant to Rule 92) be entitled to receive any remuneration as a Director from the Company, and any remuneration (not including remuneration authorised by the Board or reimbursement for expenses) paid to the Alternate Director by the Company shall be deducted from the remuneration of the Director by whom the Alternate Director was appointed;

(f)	the office of the Alternate Director shall be vacated if the Director by whom the Alternate Director was appointed vacates office or dies;

(g)	the Alternate Director shall not be taken into account in determining the number of Directors or rotation of Directors; and

(h)	the Alternate Director shall, while acting as a Director, be responsible to the Company for the Alternate Director’s own acts and defaults and shall not be deemed to be the agent of the Director by whom the Alternate Director was appointed.
VACATION OF OFFICE OF DIRECTOR
98.	Vacation of office by Director

The office of a Director shall be vacated:
(a)	if the Director becomes an insolvent under administration, suspends payment generally to creditors or compounds with or assigns the Director’s estate for the benefit of creditors;

(b)	if the Director becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the laws relating to mental health;

(c)	if the Director resigns office by notice in writing to the Company addressed to it at the Office;

(d)	if the Director is removed from office pursuant to paragraph (d) of Rule 96;

(e)	if the Director is removed from office pursuant to the Corporations Act;

(f)	if the Director ceases to be a director of Rio Tinto plc;

(g)	if Director is prohibited from being a Director by reason of the operation of the Corporations Act; or

(h)	if without the approval of the Board, neither the Director nor any Alternate Director appointed by that Director is present at meetings of the Board for six consecutive months and the remaining Directors for the time being in Australia have not within seven days of having been personally served by the Secretary with a notice giving particulars of the absence resolved that special leave of absence be granted.
PROCEEDINGS OF DIRECTORS
99.	Procedures relating to Directors’ meetings

Subject to the provisions of these Rules, the Board may meet together for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Until otherwise determined by the Board, three Directors shall form a quorum. It shall not be necessary to give notice of a meeting of Directors to any Director who is for the time being neither in Australia nor in the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retroactive.

100.	Meetings by telephone or other means of communication

The Directors may meet either in person or by telephone or by other means of communication by which all persons participating in the meeting are able to hear the entire meeting and to be heard by all other persons attending the meeting. A meeting conducted by telephone or other means of communication shall be deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

101.	Convening of meetings

The Board may at any time and the Secretary, upon the request of a Director, shall, convene a meeting of the Board.

102.	Votes at meetings

Questions arising at any meeting of the Board shall be decided by a majority of votes, and, in the case of an equality of votes, the Chairman shall (except when only two Directors are competent to vote on the question then at issue) have a second or casting vote.

103.	Chairman
(a)	The Board may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors, no Chairman or Deputy Chairman is present within 5 minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be the Chairman of the meeting.

(b)	If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Board or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Board.
104.	Powers of meetings

A meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board generally by or under these Rules.

105.	Delegation of powers to Committees

The Board may, by resolution or by power of attorney or writing under the Seal, delegate any of its powers to Committees consisting of Directors or any other person or persons as the Board thinks fit to act either in Australia or elsewhere. Any Committee formed or person or persons appointed to the Committee shall, in the exercise of the powers delegated, conform to any regulations that may from time to time be imposed by the Board. A delegate of the Board may be authorised to sub-delegate any of the powers for the time being vested in the delegate.

106.	Proceedings of Committees

The meetings and proceedings of any Committee shall be governed by the provisions of these Rules for regulating the meetings and proceedings of the Board so far as they are applicable and are not superseded by any regulations made by the Board under Rule 105.

107.	Validity of acts

All acts done at any meeting of the Board or by a Committee or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the Directors or the Committee or the person acting as a Director or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified, and continued to be a Director or a member of the Committee (as the case may be).

108.	Resolution in writing

A resolution in writing of which notice has been given to all Directors and which is signed by a majority of the Directors shall be as valid and effectual as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors. A telegram, telex, facsimile transmission or other document produced by mechanical or electronic means and bearing a signature of a Director printed with that Director’s authority by mechanical or electronic means shall for the purposes of this Rule 108 be deemed to be a document in writing signed by the Director.

109.	Directors includes Alternate Directors

For the purposes of Rule 108 the references to “Directors” include any Alternate Director for the time being present in Australia or the United Kingdom who is appointed by a Director not for the time being present in Australia or the United Kingdom or who is unable by reason of illness to sign the resolution in question but do not include any other Alternate Director.
POWERS OF THE BOARD
110.	General powers of the Board

The management and control of the business and affairs of the Company shall be vested in the Board, which (in addition to the powers and authorities conferred upon them by these Rules) may exercise all powers and do all acts and things as are within the scope of the Memorandum and are not by these Rules or by law directed or required to be exercised or done by the Company in general meeting.

111.	Powers to give effect to Sharing Agreement

The Company having entered into the Sharing Agreement and the Deed Poll Guarantee, the Directors are authorised and directed to carry into effect the provisions of the Sharing Agreement, the Deed Poll Guarantee and any further or other agreements or arrangements mentioned in or contemplated by such agreements. Subject to the Corporations Act, nothing done by any Director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such Director to the Company or members of the Company. In particular, but without limitation:
(i)	the Directors are authorised to agree to enter into a guarantee on behalf of the Company in relation to indebtedness of any member of the Rio Tinto plc Group;

(ii)	the Directors are authorised to provide Rio Tinto plc and any officer, employee or agent of Rio Tinto plc with any information relating to the Company; and

(iii)	subject to the terms of the Sharing Agreement, the Directors are authorised to do all or any of those matters referred to in Clause 2(1)(ii) and (iii) of the Memorandum.
112.	Board’s power to borrow

Without limiting the generality of Rule 110, the Board may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

113.	Power to authorise debenture holders, etc, to make calls

Without limiting the generality of Rule 110, if any uncalled capital of the Company is included in or charged by any debenture, mortgage or other security, the Board may, by instrument under the Seal, authorise the person in whose favour the debenture, mortgage or other security is executed or any other person in trust for that person to make calls on the members in respect of that uncalled capital and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls made and to give valid receipts for those moneys, and that authority shall subsist during the continuance of the debenture, mortgage or other security, notwithstanding any change in the Directors, and shall be assignable if expressed to be.

114.	Management of the affairs of the Company
(a)	The Board may from time to time provide for the management of the affairs of the Company in the manner it thinks fit and the provisions contained in paragraphs (b), (c), (d) and (e) of this Rule shall be without prejudice to the general powers conferred by this paragraph.

Powers of attorney:

(b)	The Board may at any time by power of attorney under the Seal appoint any persons to be attorneys of the Company for the purposes and with the powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Rules) and for the period and subject to the conditions the Board thinks fit, and any appointment may (if the Board thinks fit) be made in favour of the members or any of the members of any Local Board, Committee or agency established or in favour of any company or of the members, directors, nominees or managers of any company or firm or otherwise in favour of any fluctuating body of persons whether nominated directly or indirectly by the Board. Any power of attorney may contain provisions for the protection or convenience of persons dealing with the attorneys as the Board thinks fit.

Sub-delegation:

(c)	A delegate or attorney may be authorised by the Board to sub-delegate all or any of the powers, authorities and discretions for the time being vested in that delegate or attorney.

Branch Register:

(d)	The Company may, in the exercise of the powers conferred by the Corporations Act, cause to be kept in any place outside Victoria a Branch Register of members. Subject to the Corporations Act, the Listing Rules and the SCH business rules, the Board may from time to time determine which members or class of members may be registered on any Branch Register and appoint an authority in any place in which a Branch Register is kept to keep the Branch Register and enter and remove particulars of shares transferred from or to the Register or any other Branch Register and approve or reject transfers in the Branch Register, and every authority if authorised by the Board may, in respect of transfers or other entries proposed to be registered in the Branch Register for which the authority is appointed, exercise all the powers of the Board in the same manner and to the same extent and effect as if the Board was actually present and exercised those powers.

Local boards
(e)	(i)	The Board may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom, Australia or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration.

	(ii)	The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies in that board and to act despite vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors think fit.

	(iii)	The Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it.
EXECUTIVE OFFICERS
115.	Powers of executive officers
(a)	Subject to the Corporations Act, the Directors may from time to time appoint any one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may determine. Subject to the terms of any contract entered into in any particular case, the Directors may at any time revoke or vary the terms of any such appointment.

(b)	The appointment of any Director to the office of Chairman or Deputy Chairman or Chief Executive or Deputy Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if that person ceases to be a Director (but without prejudice to any claim for damages for breach of any contract of service between that person and the Company).

(c)	The appointment of any Director to any other executive office shall not automatically determine if that person ceases from any cause to be a Director, unless the contract or resolution under which that person holds office shall expressly state otherwise, in which case that determination shall be without prejudice to any claim for damages for breach of any contract of service between that person and the Company.
116.	Delegation to executive director

The Directors may delegate to any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

MINUTES
117.	Minutes

The Board shall cause minutes to be duly entered in books provided for that purpose or (provided reasonable precautions are taken for guarding against falsification and for facilitating its discovery) to be duly recorded in any other manner:
(a)	of the names of the Directors present at each meeting of the Board and of any Committees;

(b)	of all orders made by the Board and any Committees; and

(c)	of all resolutions and proceedings of general meetings of the Company and of meetings of the Board and any Committees;

and the minutes of any meeting of the Board or of any Committee or of the Company, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall be prima facie evidence of the matters stated in the minutes.
DIVIDENDS AND RESERVES
118.	Declaration of dividend
(a)	The Board may from time to time declare dividends to be paid to the members and the Board may fix the time for payment of any dividend. No dividend shall carry interest as against the Company. No dividend shall (unless permitted by the Corporations Act) be payable otherwise than out of profits and a declaration by the Board as to the amount of the profits available for dividend shall be conclusive.

(b)	The dividend declared shall (subject to the Listing Rules, Rule 118A, Rule 123(a)(iii) and the rights of or any restrictions on the holders of the Equalisation Share and any other shares created or raised under any special arrangements as to dividend) be payable on all shares in proportion to the amount of capital for the time being and from time to time paid up in respect of the shares and may be declared at a rate per annum in respect of a specified period; provided that (for the purposes of this Rule only) no amount paid on a share in advance of calls or the due date for the payment of any instalment shall be treated as paid on that share. The Board may declare one dividend on all shares of any one class or may declare at any one meeting of the Board two or more dividends so that each dividend is declared on any shares of that class to the exclusion of any other shares but so that the amount payable (out of the total of the amount of all dividends declared at that meeting) on all shares of the relevant class is (subject as mentioned above) in the proportions specified above.

(c)	Dividends shall be declared in Australian currency, but the Board may determine that any dividend payable to some or all of the members shall be paid in a currency or currencies other than Australian currency and for that purpose the Board may (in its absolute discretion) at the time of declaration of the dividend stipulate a date on which it shall determine the rate or rates at which the amount of dividend in Australian currency shall be converted into the other currency or currencies for the purpose of the payment. Payment in another currency or currencies of the amount of any declared dividend converted pursuant to this Rule shall be deemed as between the Company and any member to whom payment is made, and as against all other members, to be an adequate and proper payment of the amount of the dividend.
(d)	Provided the Directors act in good faith they shall not incur any liability to the holders of any shares of any class for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such dividend as aforesaid.
118A.	Waiver of dividend
(a)	A member may request prior to the declaration of a dividend by the Company (Relevant Dividend) that the Relevant Dividend should not be declared and paid in respect of all or any of the shares registered in the name of the member (Relevant Shares).

(b)	No such request shall be effective in relation to a Relevant Dividend unless:
(i)	the request is in writing signed by or on behalf of the member;

(ii)	the request specifies the shares to which it shall apply;

(iii)	the request is delivered to the Company and approved by the Board prior to (and not after) declaration of the Relevant Dividend,

and the Board may give or withhold approval in its absolute discretion.
(c)	Subject to paragraph (d) of this Rule 118A, if a request is effective in relation to a Relevant Dividend then, notwithstanding any other Rule, the Relevant Dividend shall not be declared and shall not be payable in respect of the Relevant Shares to which the request applies, and the member shall not be entitled to have the Relevant Dividend declared and paid on those shares, and in respect of those shares the member shall have no debt or claim or other right or entitlement of any kind whatsoever to the Relevant Dividend against the Company.

(d)	If prior to transfer books close for the Relevant Dividend any shares to which an effective request applies are sold or transferred by a member to another person, or otherwise become registered in the name of another person, the request shall cease to apply upon the earlier of:

(A)	the Company receiving notice in writing of the sale; or

(B)	the other person being registered as the new holder of the shares to the intent that the transferee of such shares shall be entitled to the declaration and payment of such Relevant Dividend.
119.	Reserve fund

The Board may create a reserve or reserves out of profits of the Company or may create any reserve or reserves contemplated by the Sharing Agreement by setting aside, in priority to any dividend, any sum it thinks fit for the purpose of meeting contingencies, equalising dividends and providing a reserve for any purpose for which the profits of the

Company may be applied, and may divide any of the sums set aside into special accounts as it thinks fit and may (subject to the Sharing Agreement) at any time resort to that reserve for dividends or bonuses.
120.	Investment of reserve funds:
(a)	The Board may invest any sums representing the whole or any part of any reserve as a fund in shares or securities or other investments as in its absolute discretion it thinks fit and may from time to time deal with, vary or dispose of the whole or any part of the investment for the benefit of the Company. Any income derived from or accretions to those shares, securities or other investments may either be carried to the credit of the reserve fund represented by those shares, securities or other investments or be dealt with as profits arising from the business of the Company.

(b)	The Board shall have full power to employ in the business of the Company the whole or part of any reserve not invested as a fund and without being bound to keep the representative assets separate from other assets of the Company.
121.	Dividends in specie

When declaring a dividend, the Board may:
(a)	direct payment of the dividend wholly or in part by the distribution of specific assets or documents of title and, in particular, of fully paid up shares, debentures or debenture stock of the Company or any other corporation. Where any difficulty arises in regard to the distribution, the Board may settle that difficulty as it thinks expedient and in particular may issue fractional certificates and may fix the value for distribution of those specific assets and may determine that cash payments shall be made to any members upon the basis of the value fixed in order to adjust the rights of all parties and may vest any specific assets in trustees upon trusts for the persons entitled to the dividend as the Board considers expedient; or

(b)	direct that the dividend be payable to particular shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source and may make the direction notwithstanding that by doing so the dividend will form part of the assessable income for taxation purposes of some shareholders and will not form part of the assessable income of others; or

(c)	where the Company in general meeting has approved the adoption of a dividend reinvestment plan, determine and announce that each member entitled to participate in the dividend may elect to have the payment of the dividend applied and satisfied in respect of all, or a number of shares less than all, of the shares held by the member by the subscription for and allotment of fully paid up shares in accordance with the dividend reinvestment plan.
122.	Share Investment plans
(a)	A general meeting of the Company may resolve to authorise the Directors to establish and maintain a plan (including the establishment of rules) for the issue and allotment of fully paid ordinary shares as an alternative to a cash dividend to be known as the Share Investment Plan (in this Rule, a “SIP”).
(b)	Pursuant to a SIP established under this Rule, any member may elect for a specified period or for a period to be determined by specified notice (in either case determined by the Directors and prescribed in the rules of the SIP) that cash dividends shall not be paid on all or some of the Ordinary Shares held by that member designated by the member in accordance with the rules of the SIP (in this Rule, “SIP shares”) and that the member’s dividend entitlement and be satisfied by the allotment of shares paid up from the Company’s share premium account. During that period SIP shares will be entitled to participate in the SIP subject to the rules of the SIP. The SIP and the rules of the SIP shall not be inconsistent with these Rules and in the event of an inconsistency these Rules shall prevail.

(c)	The Directors are authorised to vary the rules of the SIP established in accordance with paragraph (a) of this Rule at their discretion and to suspend or terminate the SIP at their discretion. The SIP may also be suspended, terminated or varied by resolution of a general meeting of the Company.

(d)	The Directors shall allot and issue shares in accordance with the SIP to any member who makes it a valid election in respect of the designated shares entitled to participate in the SIP. The Directors shall, and are authorised to, allot and issue the shares in such manner as may be required by the rules of the SIP from time to time. However, unless and until otherwise required by the rules of the SIP:
(i)	the shares shall be issued directly to the members participating in the SIP as fully paid ordinary shares for whose issue no consideration is payable to the Company; and

(ii)	no amount shall be credited to the capital account of the Company in connection with the issue of the shares.
123.	Dividend Plans
(a)	The Board may establish and maintain one or more dividend plans (including the establishment of rules) pursuant to which members may elect with respect to some or all of their shares (subject to the rules of the relevant plan):
(i)	to reinvest either in whole or in part dividends paid or payable or which may become payable by the Company to the member in cash by subscribing for shares in the capital of the Company;

(ii)	to receive a dividend from the company by way of the allotment of shares paid up from the Company’s capital account or by way of the allotment of shares issued directly to members as fully paid ordinary shares for whose issue no consideration is payable to the Company;

(iii)	that the dividends from the Company not be declared or paid and that instead a payment or distribution other than a dividend be made by the Company;

(iv)	that the cash dividends from the Company not be paid and that instead a cash dividend be received from a related corporation nominated by the Board;

(v)	to participate in a dividend selection plan, including not limited to a plan pursuant to which members may elect to receive a dividend from the Company or any related corporation which is less in amount but franked to a greater extent than the ordinary cash dividend declared by the Company or any related corporation or to receive a dividend from the Company or any related corporation which is greater in amount but franked to a lesser extent than the ordinary cash dividend declared by the Company or any related corporation.
(b)	Pursuant to a dividend plan established in accordance with paragraph (a) of this Rule, any member may elect for a specified period or for a period to be determined by specified notice (in either case determined by the Directors and prescribed in the rules of the plan) that all or some of the Ordinary Shares held by that member and designated by the member in accordance with the rules of the plan (the “designated shares”) will participate in the dividend plan. During that period the designated shares will be entitled to participate in the dividend plan subject to the rules of the dividend plan.

(c)	In the event of any inconsistency between any dividend plan established in accordance with paragraph (a) of this Rule or the rules of any dividend plan and these Rules these Rules shall prevail.

(d)	The Directors are authorised to do all things which they consider to be desirable or necessary for the purpose of implementing every dividend plan established in accordance with paragraph (a) of this Rule.

(e)	The Directors are authorised to vary the rules of any dividend plan established in accordance with paragraph (a) of this Rule at their discretion and to suspend or terminate any dividend plan at their discretion. Any dividend plan may also be suspended, terminated or varied by resolution of a general meeting of the Company.
124.	Transfer of shares

Subject to the Corporations Act and the SCH business rules, a transfer of shares which is registered after the transfer books close for dividend purposes but before a dividend is payable shall not pass the right to any dividend declared before the books are closed.
125.	Retention of dividends

The Board may retain the dividends payable on shares which any person is under Rules 39 or 40 entitled to transfer until that person becomes registered as a member in respect of those shares or duly transfers them.

126.	Dividends on which a Company has a charge

The Board may retain any dividends payable on shares over which the Company has a lien or charge and may apply the dividend in or towards satisfaction of the calls, instalments or sums owing in respect of the shares over which the lien or charge exists.
127.	How dividends are payable

Payment of any dividend may be made in any manner and by any means as determined by the Board. Without prejudice to any other method of payment which the Board may adopt any dividend may be paid by cheque or warrant made payable to the member entitled to the dividend or in the case of joint holders to the member whose name stands first in the Register in respect of the joint holding. Payment of any dividend may be made by sending the cheque, warrant or other means of payment to the member entitled to the dividend through the post to the address of the member in the Register, and upon posting every payment of any dividend shall be at the risk of the member.
128.	Notice of dividend

Notice of the declaration of any dividend shall be given to members in any manner the Board may determine.
129.	Unclaimed dividends

All unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of the Company until claimed or otherwise disposed of according to law.
CAPITALISATION OF PROFITS
130.	Power to capitalise profits

The Board may, subject to Rule 7, resolve that the whole or any portion of any sum forming part of the undivided profits of the Company or standing to the credit of any reserve or other account (including without limitation any capital account) and available for distribution or capitalisation be capitalised and that the amount capitalised be appropriated to the members (subject to Rule 141 and Rule 143) in the respective proportions in which they would be entitled to receive if it distributed by way of dividend and be applied on their behalf either in paying up the amounts for the time being unpaid on any issued shares held by them, or in paying up in full unissued shares or other securities of the Company (of an aggregate nominal amount equal to the amount capitalised) to be issued to them accordingly, or partly in one way and partly in the other.

131.	Employee Share Plan

The Board may, in addition to its powers under Rule 130, resolve to apply the whole or a portion of any sum, standing to the credit of any reserve or other account in paying up in full unissued shares of the Company to be issued to holders of shares, options or other securities of the Company in accordance with, or to give effect to, the terms of any plan for the issue of shares, rights to shares or options to acquire shares to or for the benefit of employees which has been approved by the Company by special resolution in general meeting.

132.	Appropriation and application of amounts to be capitalised

The Board may specify the manner in which any fractional entitlements and any difficulties relating to distribution are to be dealt with and, without limiting the generality of the foregoing, may specify that fractions are to be disregarded or that any fractional entitlements are to be increased to the next whole number or that payments in cash in lieu of fractional entitlements be made. The Board shall make all necessary appropriations and applications of the amount to be capitalised pursuant to Rules 130 and 131 and all necessary allotments and issues of fully paid up shares or debentures. Where required, the Board may appoint a person to sign a contract on behalf of the members entitled upon a capitalisation to any shares or debentures, which provides for the issue to them, credited as fully paid up of any further shares or debentures, or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised.
NOTICES
133.	Service of notices

A notice may be given by the Company to any member, or in the case of joint holders to the member whose name stands first in the Register, personally, by leaving it at the member’s registered address or by sending it by prepaid post or facsimile transmission addressed to the member’s registered address or, in any case, by other electronic means determined by the Board.

134.	Member may notify Company of address for service

A registered holder of shares may notify the Company of an address in Australia or in the United Kingdom or, in the case of a registered holder of shares on a Branch Register situated outside Australia or the United Kingdom, in the country, state or place where that Branch Register is kept (as the case may be) as a place at which the member will accept service of notices, which shall be deemed to be the member’s registered place of address.

135.	Member not known at registered address

Where a member does not have a registered place of address or where the Company has a bona fide reason to believe that a member is not known at the member’s registered address and the Company has subsequently made an enquiry at the registered address of the member as to the whereabouts of the member, and the enquiry either elicits no response or a response indicating that the member or the member’s present whereabouts are unknown, all future notices shall be deemed to be given to the member if the notice is exhibited in the Office for a period (not including weekends and public holidays) of forty-eight hours (and shall be deemed to be duly served at the commencement of that period) unless and until the member informs the Company of a registered place of address or that the member has resumed residence at the member’s registered place of address or notifies the Company of a new address to which the Company may send the member notices (which new address shall be deemed to be the member’s registered place of address).

136.	When notice deemed to be served

Any notice sent by post shall be deemed to have been served at the expiration of twenty-four hours after the envelope containing the notice is posted and, in proving service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and posted. Any notice served on a member personally or left at the member’s registered place of address shall be deemed to have been served at the time of service. Any notice served on a member by telex is deemed to have been served on receipt by the Company of the answerback code of the recipient at the end of the transmission. Any notice served on a member by facsimile transmission is deemed to have been served when the transmission is sent.

137.	Signature to notice

The signature to any notice to be given by the Company may be written or printed.

138.	Reckoning of period of notice

Where a given number of days’ notice or notice extending over any other period is required to be given, the period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held.

139.	Notice to transferor binds transferee

Every person who, by operation of law, transfer or any other means becomes entitled to be registered as the holder of any shares shall be bound by every notice which, prior to the person’s name and address being entered in the Register in respect of those shares, was duly given to the person from whom the person derives title to those shares.

140.	Service on deceased members

A notice delivered or sent by post to the registered place of address of a member pursuant to these Rules shall (notwithstanding that the member be then dead and whether or not the Company has notice of the member’s death) be deemed to have been duly served in respect of any registered shares, whether held solely of jointly with other persons by that member, until some other person is registered in the member’s stead as the holder or joint holder and the service shall for all purposes be deemed to be sufficient service of the notice or document on the member’s heirs, executors or administrators and all persons (if any) jointly interested with the member in the shares.
PAYMENTS BY THE COMPANY
141.	Payments by the Company

Whenever any law for the time being of any country, state, territory or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares, rights to shares or options to acquire shares registered in the Register or a Branch Register as held either jointly or solely by any member or in respect of any transfer of those shares, rights to shares or options to acquire shares or in respect of any interest, dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to that member by the Company on or in respect of any shares, rights to shares or options to acquire shares or for or on account or in respect of any member, whether in consequence of:
(a)	the death of that member;

(b)	the non-payment of any income tax or other tax by that member;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the member or the trustee, executor or administrator of that member or by or out of the member’s estate;

(d)	any assessment of income tax against the Company in respect of interest or dividends paid or payable to that member;

(e)	or any other act or thing, the Company in every case:
(i)	shall be fully indemnified from all liability by that member or that member’s trustee, executor or administrator and by any person who becomes registered as the holder of the shares on the distribution of the deceased member’s estate;

(ii)	shall have a lien or charge upon the shares for all moneys paid by the Company in respect of the shares under or in consequence of any law;

(iii)	shall have a lien upon all dividends, bonuses and other moneys payable in respect of the shares registered in the Register or a Branch Register as held either jointly or solely by that member for all moneys paid or payable by the Company in respect of the shares under or in consequence of any law, together with interest at a rate the Board may determine from time to time from the date of payment to the date of repayment, and may deduct or set off against any dividend, bonus or other moneys payable any moneys paid or payable by the Company together with interest;

(iv)	may recover as a debt due from that member or that member’s trustee, executor or administrator or any person who becomes registered as the holder of the shares on the distribution of the deceased member’s estate wherever constituted or situated, any moneys paid by the Company under or in consequence of any law which exceed any dividend, bonus or other money then due or payable by the Company to that member together with interest at a rate the Board may determine from time to time from the date of payment to the date of repayment; and

(v)	except in the case of a proper SCH transfer, may, if any money is paid or payable by the Company under any law, refuse to register a transfer of any securities by the holder or the holder’s trustee, executor or administrator until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of any dividend, bonus or other money then due or payable by the Company to the holder, until the excess is paid to the Company but notwithstanding the foregoing the Company may not refuse to register any proper SCH transfer except as permitted by the Corporations Act, the Listing Rules or the SCH business rules.
Nothing contained in this Rule shall prejudice or affect any right or remedy which any law confers or purports to confer on the Company, and, as between the Company and every member, every member’s trustee, executor, administrator and estate, wheresoever constituted or situated, any right or remedy which that law confers or purports to confer on the Company shall be enforceable by the Company.
WINDING UP
142.	Distribution in specie
(a)	If the Company is wound up, whether voluntarily or otherwise, with the sanction of a special resolution, the liquidators may divide among the contributories in specie or kind any part of the assets of the Company, and may vest any part of the assets of the Company in trustees upon any trusts for the benefit of the contributories or any of them as the liquidators shall think fit.
Liability to calls:
(b)	If any shares to be divided in accordance with Rule 142(a) involve a liability to calls or otherwise, any person entitled under the division to any of the shares may by notice in writing within ten days after the passing of the special resolution, direct the liquidators to sell that person’s proportion and pay that person the net proceeds and the liquidators shall, if practicable, act accordingly.
Ratification of payment of fee to liquidators:
(c)	No commission or fee shall be payable to the liquidators in a voluntary liquidation, unless the payment of the commission or fee has been ratified by a general meeting of the Company and the amount of the proposed payment has been specified in the notice calling the meeting.
143.	Capital rights on a liquidation

On a return of assets on liquidation, the assets of the Company remaining available for distribution among members, after giving effect to preferential rights attached to any preference shares issued by the Company and to the rights of other shares having a preferred right to participate as regards capital up to but not beyond a specified amount in a distribution, and to any provision of the Corporations Act, shall be applied:
(a)	first in paying to the holder of the Equalisation Share (if any) the nominal amount paid up on such share and then in paying amounts (if any) standing to the credit of the holder of the Equalisation Share in any reserve set up in the books of the Company pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement; and

(b)	then in paying to relevant holders of the Ordinary Shares any amounts standing to the credit of any reserve for their benefit set up in the books of the Company pursuant to paragraphs 3.6.2(b) or (c) of Schedule 2 of the Sharing Agreement; and

(c)	then in paying to the holder of the Special Voting Share the nominal amount paid up on such share; and

(d)	any surplus remaining after application of the assets in accordance with the preceding paragraphs shall be applied in making payments to the holder of the Equalisation Share and/or the holders of Ordinary Shares in accordance with their entitlements, which shall be determined as follows:-
(i)	The liquidator of the Company shall draw up accounts as at earliest date (the “Reference Date”) on which the liquidator is able to make a final distribution to creditors and members of the Company to show the gross amount which would be available for distribution to the holders of Ordinary Shares on the liquidation of the Company after payment in full of any amount standing to the credit of:
(A)	the holder of the Equalisation Share in any reserve set up in the books of the Company pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement; and

(B)	the holders of Ordinary Shares in any reserve set up in the books of the Company under paragraphs 3.6.2(b) or 3.6.2(c) of Schedule 2 to the Sharing Agreement
and to calculate the amount thereof available for distribution to holders of Publicly-held Rio Tinto Limited Ordinary Shares or the amount (expressed as a negative sum) of the shortfall which would need to be obtained before the holders of Publicly-held Rio Tinto Limited Ordinary Shares would receive any payment by way of distribution (in either case the “Company’s Own Distribution Amount”), on the assumption that distribution to the Company’s creditors and members on liquidation took place on the Reference Date. The liquidator of the Company shall certify the result of such calculation to Rio Tinto plc.

(ii)	Whether or not proceedings have been commenced for the liquidation of Rio Tinto plc, Rio Tinto plc shall be required under the Sharing Agreement to instruct the Relevant Officer for the time being of Rio Tinto plc to draw up accounts as at the Reference Date of all assets (valued as if Rio Tinto plc was in liquidation and those assets were to be realised by a liquidator of Rio Tinto plc in an orderly manner) and liabilities which would be admissible to proof if Rio Tinto plc was in liquidation at the Reference Date (other than the asset or liability represented by any Equalisation Payment (as defined in paragraph 4.2 of Schedule 2 to the Sharing Agreement) to be made in accordance with the Sharing Agreement or any payment on the Rio Tinto plc Equalisation Share under Article 3(C)(e) or 3(C)(f) of the Rio Tinto plc Articles) to show the gross amount which would be available for distribution to holders of Rio Tinto plc Ordinary Shares on the liquidation of Rio Tinto plc (if it were to occur on the Reference Date) after payment in full of any amount standing to the credit of:

(A)	the holder of the Rio Tinto plc Equalisation Share in any reserve set up in the books of Rio Tinto plc pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement; or

(B)	the holders of Rio Tinto plc Ordinary Shares in any reserve set up in the books of Rio Tinto plc under paragraphs 3.6.2(b) or 3.6.2(c) of Schedule 2 to the Sharing Agreement
and to calculate the amount thereof available for distribution to holders of Publicly-held Rio Tinto plc Ordinary Shares or the amount (expressed as a negative sum) of the shortfall which would need to be obtained before the holders of Publicly-held Rio Tinto plc Ordinary Shares would receive any payment by way of distribution (in either case, the “Rio Tinto plc Own Distribution Amount”) on the assumption that the distribution to Rio Tinto plc’s creditors and members on liquidation took place on the Reference Date. Rio Tinto plc is obliged under the Sharing Agreement to instruct the Relevant Officer of Rio Tinto plc to certify the result of such calculation to the Company.
(iii)	The liquidator of the Company shall make and certify to Rio Tinto plc the results of the following calculation as at the Reference Date and agree such calculation with the Relevant Officer of Rio Tinto plc, which calculation shall be expressed in Australian dollars, with any sterling amounts being converted to Australian dollars at the Liquidation Exchange Rate as at the Reference Date:

(COD + Rio Tinto plcOD)	x	COS

(Rio Tinto plcOS ÷ EF) + COS
where:

COD = the Company’s Own Distribution Amount;

COS = the number of Publicly-held Rio Tinto Limited Ordinary Shares in issue on the Reference Date;

EF = the Equalisation Fraction;

Rio Tinto plcOD = the Rio Tinto plc Own Distribution Amount; and

Rio Tinto plcOS = the number of Publicly-held Rio Tinto plc Ordinary Shares in issue on the Reference Date.

The result of such calculation is referred to below as the “Adjusted Company Distribution Amount”.
(iv)	If the Adjusted Company Distribution Amount is equal to or more than the Company’s Own Distribution Amount then the assets remaining available for distribution (which shall include any distribution made on the Rio Tinto plc Equalisation Share pursuant to Article 3(C)(e) or 3(C)(f) of the Rio Tinto plc Articles, any amounts paid by Rio Tinto plc under paragraph 4.2.4 of Schedule 2 to the Sharing Agreement and any amounts paid by Rio Tinto plc from reserves set up in the books of Rio Tinto plc under paragraph

3.6.2(a) of Schedule 2 to the Sharing Agreement) shall belong to and be distributed among the holders of Ordinary Shares rateably according to the numbers of Ordinary Shares held by them.
(v)	If the Adjusted Company Distribution Amount is equal to or more than zero, but is less than the Company’s Own Distribution Amount, the liquidator of the Company shall pay out of the assets available for distribution an amount by way of return of capital on the Equalisation Share in priority to any amounts payable to the holders of Ordinary Shares such that (taking account of any tax payable on the making or receipt of the distribution of that amount, after allowing for any offsetting tax credits, losses or deductions) the ratio of the amount available for distribution on each Publicly-held Rio Tinto Limited Ordinary Share:
(1)	apart from in each case any undistributed amounts resulting from the payment by Rio Tinto plc to a member of the Rio Tinto Limited Group or the Company to a member of the Rio Tinto plc Group of any reserves under paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement or any amounts credited to any reserve in the books of the Company for the benefit of holders of Ordinary Shares or any amounts credited to any reserve in the books of Rio Tinto plc for the benefit of holders of Rio Tinto plc Ordinary Shares, in each case under paragraphs 3.6.2(b) and 3.6.2(c) of Schedule 2 to the Sharing Agreement; and

(2)	on the assumption that distribution to the Company’s members and creditors and Rio Tinto plc’s members and creditors took place on the Reference Date; and

(3)	after taking into account the amounts available for distribution on each Publicly-held Rio Tinto plc Ordinary Share prior to such payment to the amount available for distribution on each Publicly-held Rio Tinto plc Ordinary Share (converting sterling amounts to Australian dollar amounts by application of the Liquidation Exchange Rate as at the Reference Date) is equal to the Equalisation Ratio (and the balance of the assets of the Company available for distribution remaining after any such payment on the Equalisation Share, shall belong to and be distributed among the holders of Ordinary Shares rateably according to the numbers of Ordinary Shares held by them).

(vi)	If the Adjusted Company Distribution Amount is zero or a negative amount and the Company’s Own Distribution Amount is a positive amount then the liquidator of the Company shall pay out of the assets available for distribution an amount by way of return of capital on the Equalisation Share in priority to any amounts payable to the holders of Ordinary Shares such that (taking account of any tax payable on the making or receipt of the distribution of that amount, after allowing for any offsetting tax credits, losses or deductions) the amount available for distribution to holders of Publicly-held Rio Tinto Limited Ordinary Shares on the assumption that distribution to the Company’s members and creditors took place on the Reference Date, is zero.
(vii)	If the Company’s Own Distribution Amount is zero or a negative amount and the Rio Tinto plc Own Distribution Amount is zero or a negative amount, then no distribution shall be made by the liquidator of the Company on the Equalisation Share or to holders of Ordinary Shares.

(viii)	In making the calculations referred to in this paragraph (d), the Relevant Officer of Rio Tinto plc and the liquidator of the Company shall:
(A)	in relation to the Company, take into account the distributions which fall to be made on Ordinary Shares which are not Publicly-held Rio Tinto Limited Ordinary Shares it being acknowledged that the per share distributions on the Publicly-held Rio Tinto Limited Ordinary Shares will be the same as the distributions on the non Publicly-held Rio Tinto Limited Ordinary Shares;

(B)	in relation to Rio Tinto plc, take into account the distributions which fall to be made on Rio Tinto plc Ordinary Shares which are not Publicly-held Rio Tinto plc Ordinary Shares it being acknowledged that the per share distributions on the Publicly-held Rio Tinto plc Ordinary Shares will be the same as the distributions on the non Publicly-held Rio Tinto plc Ordinary Shares.
(ix)	In this paragraph (d) “Relevant Officer” of Rio Tinto plc shall mean the auditor of Rio Tinto plc or if Rio Tinto plc is in liquidation, the liquidator of Rio Tinto plc.

(x)	In this paragraph (d) “the gross amount which would be available for distribution” to shareholders means such amount ignoring any distribution on the Equalisation Share or Rio Tinto plc Equalisation Share or any Equalisation Payment (as defined in paragraph 4.2 of Schedule 2 to the Sharing Agreement) made in accordance with the Sharing Agreement and any tax payable on the making of the Equalisation Payment or distribution and both “the gross amount which would be available for distribution” and “the amount available for distribution” refer to such amount before deduction of any amount in respect of tax required to be deducted or withheld from the distribution to ordinary shareholders by or on behalf of the company paying or making the distribution but net of any tax payable by that company on the distribution to its ordinary shareholders.

(xi)	The certificates which the liquidator of the Company is required to produce under this paragraph (d) and the Relevant Officer of Rio Tinto plc is required to produce under the Sharing Agreement (the “Certificates”) shall be produced within 6 weeks after the Reference Date and the Company shall procure that all necessary instructions are given to the liquidator of the Company to ensure that such certificates are produced within that time. The liquidator of the Company and the Relevant Officer of Rio Tinto plc shall then agree the calculations in such Certificates within 4 weeks of the date on which all such Certificates are produced. If the liquidator of the Company and the Relevant Officer of Rio Tinto plc are unable to agree to the calculations in the Certificates within such time, then the dispute shall be referred to an independent firm of accountants agreed by the liquidator of the Company with the Relevant Officer of Rio Tinto plc (or failing agreement within 7 days of the end of that 4 week period, appointed, on the application of either the Company or Rio Tinto plc, by the President for the time being of the Institute of Chartered Accountants in England). The firm so appointed shall act as experts and not as arbitrators and shall be instructed to make its determination within 4 weeks of its appointment. The costs of such firm are to be borne as such firm decides. Once the calculations in the Certificates have been agreed by the liquidator of the Company with the Relevant Officer of Rio Tinto plc or determined by the independent accountants, they shall be conclusive and binding.
(xii)	If Rio Tinto plc goes into liquidation after the Company has gone into liquidation but before the liquidator of the Company has made a distribution under any of paragraphs (v) or (vi) then the Reference Date shall be the later of:
(A)	the earliest date on which the liquidator of Rio Tinto plc is able to make a final distribution to creditors and members of Rio Tinto plc; or

(B)	the earliest date on which the liquidator of the Company is able to make a final distribution to creditors and members of the Company;
and the Relevant Officer of Rio Tinto plc shall be the liquidator of Rio Tinto plc and not the auditor of Rio Tinto plc.
INDEMNITY
144.	Indemnity of officers
(1)	The Company shall indemnify each officer of the Company and each officer of each wholly owned subsidiary of the Company out of the assets of the Company to the relevant extent against any liability incurred by the officer in the conduct of the business of the Company or in the conduct of the business of such wholly owned subsidiary of the Company (as the case may be) or in the actual or purported execution or discharge of the duties of the officer.

(2)	To the extent permitted by law, the Company may pay amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer or employee of any relevant company, including (without limitation) insurance against liability incurred by the officer or employee in the conduct of the business of the relevant company or in the actual or purported execution or discharge of the duties of the officer or employee.
(3)	In this Rule:

(a)	“officer” means:
(i)	a director, secretary or executive officer, or

(ii)	a person appointed as a trustee by, or acting as a trustee at the express request of, the Company or a wholly owned subsidiary of the Company.
(b)	“duties “ includes duties and powers arising by reason of, or otherwise in connection with the appointment or nomination of the person by the Company or any relevant company to any other corporation.

(c)	“liability” means all costs, charges, losses, damages, expenses, penalties and liabilities.

(d)	“to the relevant extent” means:
(i)	to the extent the Company is not precluded by law from doing so;

(ii)	where the liability is incurred in the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation; and

(iii)	to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not otherwise actually indemnified.
(e)	“relevant company” means the Company, any holding company of the Company, any body (whether or not incorporated) in which the Company or such holding company (or any predecessors of the Company or such holding company of the Company) has or had any interest (whether direct or indirect), any body that is in any way allied to or associated with the Company, and Rio Tinto plc and any of its subsidiaries.
145.	Change of control
A.	The purpose of this Rule is to place restrictions upon any person (other than a Permitted Person as defined below) who is entitled to or interested in shares in the Company or Rio Tinto plc or both which would otherwise enable such person to cast on a poll (directly, or indirectly through the Special Voting Share and Ordinary Shares held by any member of the Rio Tinto plc Group) 20 per cent or more of the votes generally exercisable on a Joint Decision at general meetings of the Company. If the person is only entitled to or interested in shares of one of Rio Tinto plc or Rio Tinto Limited, the restrictions only apply if that person is able to cast on a poll 30 per cent or more of the votes generally exercisable at general meetings of that company (excluding any votes attaching to the Special Voting Share or the Rio Tinto plc Special Voting Share).

The restrictions include suspension of rights to attend and vote at general meetings, and suspension of the right to receive dividends and distributions. In certain circumstances the Board can compel divestment of the shares.
B.	In this Rule:
(i)	“Accepting Shareholder” means any person who has, in respect of the whole of that person’s Entitlement to Ordinary Shares or Interest in Rio Tinto plc Voting Shares or both, accepted or given irrevocable undertakings to accept offers made under a takeover bid which complies with Chapter 6 of the Corporations Act or under a takeover offer which complies with the City Code on Takeovers and Mergers (or both);

(ii)	“Additional Entitlement” means any Relevant Interest which would, but for sections 38, 39, 40, 41, 42 and 43 of the Law, result in a person having an Entitlement;

(iii)	“ADR Depositary” means a custodian or depositary or that person’s nominee, approved by the Directors, under contractual arrangements with the Company by which such person or nominee holds Ordinary Shares and such person or another person issues American Depositary Receipts evidencing rights in relation to those shares or a right to receive them;

(iv)	“concert parties” means persons acting in concert within the meaning of the City Code on Takeovers and Mergers from time to time;

(v)	“Entitlement” means the entitlement in respect of shares resulting through a person being entitled to those shares as that term is defined in section 609 of the Law;

(vi)	“Holder” is as defined in paragraph (I) below;

(vii)	“Interest” in relation to shares in Rio Tinto plc, means:
(a)	any interest in Rio Tinto plc Voting Shares which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest (including any interest which that person would be taken as having for those purposes); and

(b)	any interest in Rio Tinto plc Voting Shares mentioned in Section 209(1)(a), (b), (c), (d), (e), (f), (g) or (h) of the Original Act (except that of a bare trustee) or mentioned in section 208(4)(b) of the Original Act (but on the basis that the entitlement there referred to could arise under an agreement within the meaning in section 204(5) and (6) of that Act), and “Interested” shall be construed accordingly;
(viii)	the “Original Act” means the Companies Act 1985 of the United Kingdom as in force at the date of adoption of this Rule and notwithstanding any repeal, modification or re-enactment thereof after that date including for the avoidance of doubt, any amendment, replacement or repeal by regulations made by the Secretary of State pursuant to section 210A of that Act to the definition of relevant share capital in section 198(2) or to the provisions as to what is taken to be an interest in shares in section 208 or as to what interests are to be disregarded in section 209 or the percentage giving rise to a notifiable interest in section 199(2);
(ix)	“Permitted Holding” means:
(a)	any Entitlement to Ordinary Shares, arising as a result of two or more persons becoming Associates, in relation to the acquisition of which an exemption or declaration under section 655A of the Corporations Act is in force, with the effect that the acquisition of such Entitlement would not breach section 606 of the Corporations Act;

(b)	any Entitlement to shares in the Company or any Interest in Rio Tinto plc Voting Shares held solely by a person as a bare trustee or by a person who, if the incidents of that person’s Entitlement or Interest were governed by the laws of Australia, would in the opinion of the Directors be regarded as a bare trustee in respect of that Entitlement or Interest;

(c)	any Entitlement of a person to shares in the Company or any Interest of a person in any Rio Tinto plc Voting Shares which under arrangements approved by the Directors of the Company and directors of Rio Tinto plc respectively have been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public within a period not exceeding three months from the date of the relevant allotment or issue;

(d)	any Entitlement of a person to shares in the Company or any Interest of a person in any Rio Tinto plc Voting Shares which the Directors are satisfied is held by virtue only of that person being entitled to exercise or control the exercise of 20% or more of the voting power at general meetings of a company which is a Permitted Person; and

(e)	any Entitlement or Interest of a Permitted Person, other than RTL Shareholder SVC or RTP Shareholder SVC;
(x)	“Permitted Person” means:
(a)	any member of the Rio Tinto Limited Group;

(b)	any member of the Rio Tinto plc Group;

(c)	RTL Shareholder SVC;

(d)	RTP Shareholder SVC;

(e)	an ADR Depositary, acting in that capacity;

(f)	The Depositary Trust Company or any successor and/or the nominee of either of them acting in the capacity of a clearing agency in respect of dealings in American Depositary Receipts;

(g)	a Recognised Person;

(h)	a trustee (acting in that capacity) of any employee incentive scheme of the Company or of Rio Tinto plc;

(i)	any person (an “Offeror”) who has made an offer to acquire all the outstanding Rio Tinto plc Ordinary Shares (other than those already owned by the Offeror) which may, if the Offeror so decides, be conditional upon an offer which has been made by the Offeror or by a related entity (as defined in the Law) of the Offeror (on terms which satisfy each of sub-paragraphs (I), (II) and (III) of Article 64(B)(xii)(i) of the Rio Tinto plc Articles) to acquire all the outstanding Ordinary Shares (other than those already owned by the Offeror) becoming unconditional and shall:
(I)	be unconditional when made or contain only such conditions as are mandatory under the City Code on Takeovers and Mergers;

(II)	disclose the highest price or value of consideration given for Ordinary Shares by the Offeror or its Associates and for Rio Tinto plc Ordinary Shares by the Offeror and its concert parties since the beginning of the period commencing 12 months before the date on which the Offeror became a Relevant Person and include a cash offer (or an offer with a cash alternative) to acquire all the Rio Tinto plc Ordinary Shares (other than those already directly or indirectly owned by the Offeror) at a price per Rio Tinto plc Ordinary Share which (subject to paragraph (xviii)) is not less than the higher of:
(aa)	the highest price or value of consideration paid or given for Ordinary Shares by the Offeror or its Associates since the beginning of the period commencing 12 months before the date on which the Offeror became a Relevant Person divided by the Equalisation Fraction as at the date of the offer and converted into sterling. Such conversion shall be made at the closing mid-point spot sterling-Australian dollars exchange rate on the date on which the Offeror became a Relevant Person as published in the Financial Times; and

(bb)	the highest price or value of consideration paid or given for Rio Tinto plc Ordinary Shares by the Offeror or its concert parties in sterling (or equivalent, converted into sterling by a method comparable to that set out in sub-paragraph (aa)) since the beginning of the period commencing 12 months before the date on which the Offeror or any of its Associates or concert parties became a Relevant Person, provided that if no such shares have been acquired by the Offeror or any of its Associates or concert parties during that period the price (subject to paragraph (xviii)) shall be not less than the higher of:
(cc)	the weighted average sale price derived from the Australian Stock Exchange in respect of Ordinary Shares on the Business Day preceding the date on which the offer is announced divided by the Equalisation Ratio as at that

Business Day and converted into sterling at the closing mid-point spot sterling-Australian dollar exchange rate as at such date as published in the Financial Times; and
(dd)	the middle market quotation derived from the London Stock Exchange Daily Official List in respect of an Rio Tinto plc Ordinary Share on the dealing day preceding the date on which the offer is announced; and
(III)	comply with the provisions of the City Code on Takeovers and Mergers as if it were an offer made under Rule 9 of that Code;
provided that if the terms of any such offer would, at the time it would be required to be made, be illegal or contravene any applicable law or regulatory requirements (including the Corporations Act) then the offer shall be on such terms as may be necessary to comply with such applicable law or regulatory requirement but otherwise shall approximate as far as is possible the requirements set out in (I) to (III) above and provided further that references to the price paid for an Ordinary Share or a Rio Tinto plc Ordinary Share shall be deemed to include the price paid for an interest through an American Depositary Receipt representing such a share converted into sterling or Australian dollars as appropriate at the closing mid point exchange rate of the purchase currency and sterling or Australian dollars (as appropriate) on the date of acquisition of such interest obtained from the Financial Times (in the case of Rio Tinto plc Ordinary Shares) or from the Australian Financial Review (in the case of Ordinary Shares);

(j)	any person who:
(I)	owns directly or indirectly Publicly-held Rio Tinto Limited Ordinary Shares which carry the right to cast more than 50 per cent of the total votes attaching to all Publicly-held Rio Tinto Limited Ordinary Shares capable of being cast on a poll at a General Meeting; and

(II)	owns directly or indirectly Publicly-held Rio Tinto plc Voting Shares which carry the right to cast more than 50 per cent of the total votes attaching to all Publicly-held Rio Tinto plc Voting Shares capable of being cast on a poll at a general meeting of Rio Tinto plc, and has reached that level of ownership either by receiving acceptances under an offer to acquire all the outstanding Ordinary Shares and Rio Tinto plc Ordinary Shares (other than those already owned by that person) or as a result of a compromise or arrangement approved by the Court under Part 5.1 of the Corporations Act or a scheme of arrangement approved by the High Court of England or by any combination of these;
(k)	any concert party or Associate of an Offeror;

(xi)	“Recognised Person” means a clearing house or a nominee of a recognised clearing house or of a recognised investment exchanges who is designated as mentioned in section 185(4) of the Original Act;

(xii)	“Relevant Holding” means an Interest in Rio Tinto plc Voting Shares or an Entitlement to Ordinary Shares or both (disregarding any part of that Interest or Entitlement which is a Permitted Holding) which together would otherwise enable its holder to cast on a poll (either directly as a member of the Company or through any votes which may be cast by the holder of the Special Voting Share to reflect votes which such holder is entitled to cast at a general meeting of Rio Tinto plc in respect of Rio Tinto plc Voting Shares) 20 per cent or more of the total votes attaching to all share capital of the Company of all classes on a Joint Decision (assuming that all the Publicly-held Rio Tinto plc Ordinary Shares including those comprised in such Interest were voted on the equivalent resolution at the nearly contemporaneous general meeting of Rio Tinto plc and counted in calculating the votes attached to the Special Voting Share on such decision), AND IN ADDITION if the Interest or Entitlement is in one company only then
(a)	if it does not include any Interest in Rio Tinto plc Voting Shares, the Entitlement to Ordinary Shares or other shares of the Company (other than the Special Voting Share) carry the right on a poll to cast 30 per cent or more of the total votes attaching to all share capital of the Company of all classes (apart from the Special Voting Share) taken as a whole and capable of being cast on a poll at a general meeting of the Company; or

(b)	if it does not include any Entitlement to Ordinary Shares, the Interest in Rio Tinto plc Voting Shares (other than the Rio Tinto plc Special Voting Share) carry the right on a poll to cast 30 per cent or more of the total votes attaching to all share capital of Rio Tinto plc of all classes (apart from the Rio Tinto plc Special Voting Share) taken as a whole and capable of being cast at a general meeting of Rio Tinto plc;
(xiii)	“Relevant Interest” means a relevant interest in respect of a share as that term is defined by the Law;

(xiv)	“Relevant Person” means any person (whether or not identified) who has a Relevant Holding or any Excluded Rio Tinto plc Holder;

(xv)	“Relevant Shares” means all the Ordinary Shares to which a Relevant Person or an Excluded Rio Tinto plc Holder has an Entitlement;

(xvi)	“Required Disposal” means a disposal or disposals of such a number of Relevant Shares (or interests therein) as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) a Relevant Person;

(xvii)	references to the Australian Financial Review include, if that newspaper ceases to be published or fails to publish the relevant information, any other daily newspaper circulating in Melbourne nominated by the Board which does publish the relevant information, and references to the Financial Times means the London Edition and includes, if that newspaper ceases to be published or fails to publish the relevant information, any other daily newspaper circulating in London nominated by the Board which does publish the relevant information;
(xviii)	references in paragraphs (aa), (bb), (cc) and (dd) of paragraph (B)(x)(i)(II) to “price” or “value of consideration” mean such price or value:
(a)	adjusted to reflect the effect of any share consolidation or subdivision, allotment of shares, rights issue, issue of options, issue of convertible securities or reduction of capital which occurred after that price or consideration was paid or given and before the offer to acquire all the Rio Tinto plc Ordinary Shares referred to in paragraph (B)(x)(i)(II) occurred; and

(b)	adjusted to reflect the net amount of any dividend which had been declared or announced at the time the price or consideration was paid or given if the shares acquired were at that time trading cum-dividend and at the time of the offer the shares are trading ex-dividend or vice versa, and the certificate of the Auditor stating the appropriate amount of an adjustment required by (a) or (b) shall be conclusive.
C.	Subject to paragraphs (I) and (J) below, the provisions of Part 6.7 of Chapter 6 of the Law other than section 716 shall apply in relation to the Company as if those provisions extended to Additional Entitlements and accordingly the rights and obligations arising under that Part shall apply in relation to the Company, its members and all persons having an Entitlement, as extended by this paragraph; but so that Additional Entitlements shall, when disclosed to the Company, be entered in a separate register kept by the Company for that purpose. The rights and obligations created by this paragraph in respect of any Entitlement (including, but not limited to, Additional Entitlements) are in addition to and separate from those arising under Chapter 6C of the Corporations Act.

D.	If, to the knowledge of the Directors, any person other than a Permitted Person is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one), the Directors shall give notice to that Relevant Person (other than a person referred to in paragraph (G) below) and to any other person who appears to the Directors to have Entitlements to the Relevant Shares and, if different, to the registered holders of those shares. The notice shall:
(i)	set out the restrictions referred to in paragraph (E) below;

(ii)	state that the addressee of the notice is required to make a Required Disposal or procure that a Required Disposal is made by a time specified in the notice being such time as the Directors shall consider most appropriate not being less than 7 days nor more than 60 days after the date on which the notice is given to the addressee (the “Specified Time”) unless by that time either:
(a)	the Relevant Person has become a Permitted Person; or

(b)	the Directors have resolved in good faith that either the person stated in the notice to be a Relevant Person is not a Relevant Person or the addressee does not have an Entitlement to the shares which would otherwise have to be disposed of; and
(iii)	set out such other requirements or restrictions as the Directors shall consider necessary to ensure that by the Specified Time there is no Relevant Person (other than a Permitted Person) in relation to the Relevant Shares concerned.
If the Relevant Shares are held by an ADR Depositary, the notice shall also state that:
(a)	a specified purchaser or purchasers (the “Relevant Purchaser(s)”) (excluding the ADR Depositary itself) or Holder or Holders (the “Relevant Holder(s)”), as the case may be, is or are believed or deemed to be Relevant Persons or is or are believed or deemed to be purchasers or Holders through which a Relevant Person or Relevant Persons has or have an Entitlement in either case as specified in the notice; and

(b)	the Directors believe that each Relevant Purchaser or Relevant Holder or the Relevant Person or Relevant Persons believed or deemed to have an Entitlement through such Relevant Purchaser or Relevant Holder, as the case may be, is or are deemed to have an Entitlement in a specific number of Relevant Shares.
The Directors may extend the period in which any such notice is required to be complied with by up to 30 days and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to them that there is no Relevant Person in relation to the shares concerned.
E.	A holder of a Relevant Share on whom a notice has been served in accordance with paragraph (D) above shall not in respect of that share be entitled, until such time as the Directors are satisfied that no Relevant Person has an Entitlement to that share or the notice has been withdrawn:
(a)	to attend or vote at any general meeting of the Company or meeting of any class of shares of the Company, or to exercise any other right conferred by membership in relation to any such meeting (this restriction being in addition to the provisions of Rule 74(b));

(b)	to receive any dividend or other distribution which would otherwise be payable in respect of a Relevant Share, which shall be retained by the Company without any liability to pay interest when the money or distribution is finally paid or given to the member; or

(c)	to elect to receive shares in lieu of any dividend or distribution referred to in (b) above.
If the requirements of any notice under paragraph (D) above have not been complied with by the Specified Time (or such later time as may be permitted pursuant to that paragraph) then the Directors shall take such action as is within their power to ensure that a Required Disposal is made as soon as is reasonably practicable and, for this purpose, they shall make such arrangements as they deem appropriate including, without limitation, appointing any person on behalf of the holder or holders of the Relevant Shares to execute any documents, to take such other action as that person may deem necessary or expedient and to receive and give good discharge for the purchase price. Brokerage, stamp duty and any other costs of the transfer shall be paid out of the sale proceeds. The net proceeds of any sale under this paragraph shall be paid to the shareholder who held the Relevant Shares sold under this paragraph provided that the shareholder has delivered to the Company such documents or information as may be reasonably required by the Directors. Upon the name of the purchaser being entered in the Register in purported exercise of the powers under this paragraph, the validity of the sale by way of a Required Disposal shall not be challenged by any person. The Directors may not authorise a Required Disposal of any Ordinary Shares held by an Accepting Shareholder during a period in which offers for both Ordinary Shares and Rio Tinto plc Voting Shares remain open for acceptance.
F.	Without prejudice to the provisions of the Law or the Corporations Act, the Directors may assume without enquiry that a person is not a Relevant Person unless the information contained in the registers kept by the Company under the Corporations Act or under the Law (as applied and extended by this Rule), including the separate register to be kept under paragraph (C) above, appear to the Directors to indicate to the contrary or the Directors have reason to believe otherwise, in which circumstances the Directors shall make reasonable enquiries to discover whether any person is a Relevant Person.

G.	The Directors shall not be obliged to give any notice required under this Rule to be given to any person if they do not know either that person’s identity or address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under this Rule shall not prevent the implementation of, or invalidate, any procedure under this Rule.

H.	If any Director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, the Director shall inform the other Directors.

I.	Paragraph (C) shall not apply to an ADR Depositary when acting in that capacity. A person (a “Holder”) who has an Entitlement evidenced by an American Depositary Receipt shall be deemed for the purposes of this Rule to have an Entitlement to the number of shares in the Company in respect of which rights are evidenced by such Receipt and not (in the absence of any other reason why the Holder would be so treated) in the remainder of the shares in the Company held by the ADR Depositary.

J.	Paragraph (C) of this Rule shall not apply to a Recognised Person acting in its capacity as such. Where a Recognised Person has an Entitlement in that capacity under arrangements recognised by the Company for the purposes of this Rule any person who has rights in relation to shares in the Company in which such a Recognised Person has an Entitlement shall be deemed to have an Entitlement in the number of shares in the Company for which such a Recognised Person is or may become liable to account to that person and any Entitlement which (by virtue of being a tenant in common in relation to an interest in shares in the Company so held by such a Recognised Person) that person would otherwise be treated for the purposes of this Rule as having in a larger number of shares in the Company shall (in the absence of any other reason) be disregarded.

K.	This Rule shall apply notwithstanding any provision in any other of these Rules which is inconsistent with or contrary to it.
146.	Restricted securities
(a)	If the Company at any time has on issue share capital classified by the Home Branch as restricted securities, the Company must refuse to acknowledge, deal with, accept or register any sale, assignment or transfer of those restricted securities which is or might be in breach of the Listing Rules or any escrow agreement entered into by the Company under the Listing Rules in relation to those restricted securities.

(b)	If there is a breach of any escrow agreement entered into by the Company under the Listing Rules in relation to shares classified by the Home Branch as restricted securities, the holder of the shares in question ceases to be entitled to any dividends and to any voting rights in respect of those shares for so long as the breach subsists, despite any rights attached to those shares.

(c)	The holders of shares which are classified by the Home Branch as restricted securities and which are subject to escrow restrictions at the commencement of the winding up of the Company rank on a return of capital behind all other shares in the Company.
147.	Unmarketable parcels

147.1	Application of this Rule
The provisions of this Rule 147 have effect notwithstanding any provision in this Constitution to the contrary.

147.2	Definitions

For the purposes of this Rule 147 the following definitions apply, unless the context requires otherwise:
(a)	Divestment Notice has the meaning set out in Rule 147.3.

(b)	Notified Member means a member who has been sent a Divestment Notice.

(c)	Prescribed Member means a member who holds less than a Marketable Parcel of shares in the Company but does not include a Prescribed New Member.

(d)	Prescribed New Member means a member who holds less than a Marketable Parcel of shares in the Company where:
(i)	that holding is a new holding created by the transfer of a parcel of shares that was less than a Marketable Parcel at the time a proper SCH transfer was initiated or a paper based transfer was lodged; and

(ii)	the transfer referred to in paragraph (i) occurred after the date on which this Rule came into effect.
(e)	Specified Period has the meaning set out in Rule 147.3.

(f)	The terms ‘Marketable Parcel’ and ‘Takeover’ have the same meaning as they are given in the Listing Rules and the terms ‘Certificated Holding’, ‘CHESS Holding’,

‘Holding Adjustment’ and ‘Issuer Sponsored Holding’ have the same meaning as they are given in the SCH business rules.
(g)	Where, under this Rule 147, powers are conferred on the Secretary, such powers may be exercised either by the Secretary or by any person nominated by the Secretary.
147.3	Service of a Divestment Notice
(a)	If the Secretary determines that a member is a Prescribed Member or a Prescribed New Member, the Secretary may, by notice in writing (a Divestment Notice), notify the member that the member is a Prescribed New Member or a Prescribed Member (as the case may be).

(b)	A Divestment Notice must state that the Company intends to dispose of the Notified Member’s shares in accordance with this Rule 147 after the expiry of the time period specified in the Divestment Notice (the Specified Period). The Specified Period must be:
(i)	in the case of a Divestment Notice notifying the member that the member is a Prescribed Member — at least six weeks from the date the Divestment Notice was sent; and

(ii)	in the case of a Divestment Notice notifying the member that the member is a Prescribed New Member — at least seven days from the date the Divestment Notice was sent.
(c)	Subject to 147.3(d), each Notified Member is deemed irrevocably to have appointed the Company as the member’s agent to sell all of their shares to an arm’s length purchaser, following the end of the Specified Period in the relevant Divestment Notice, and to receive the sale proceeds on behalf of the member, though nothing in this Rule obliges the Company to sell those shares. For the purposes of such a sale, the Company may initiate a Holding Adjustment to move all shares held by a member from a CHESS Holding to an Issuer Sponsored Holding or a Certificated Holding or take any other action the Company considers necessary or desirable to effect the sale and transfer of the shares.

(d)	Where a Prescribed Member gives written notice to the Company before the end of the Specified Period in the relevant Divestment Notice that the member desires its shareholding to be exempted from this Rule 147, the Company must not sell that shareholding as a result of that Divestment Notice.

(e)	The Secretary may, in respect of any sale of a member’s shares in the Company under this Rule 147:
(i)	execute on behalf of such member an instrument of transfer of all of the member’s shares in the Company in such manner and form as the Secretary considers necessary and to deliver such share transfer to the purchaser; and

(ii)	take any other action on behalf of any such member or the Company as the Secretary considers necessary to effect the sale and transfer of those shares.
(f)	Notwithstanding any other provision of this Rule 147, none of the provisions of this Rule 147 shall apply in respect of any of the Equalisation Share, the Special Voting Share or the DLC Dividend Share.
147.4	Rights of purchaser
(a)	A certificate under the hand of the Secretary to the effect that shares sold under this Rule 147 have been duly sold will discharge the purchaser from all liability in respect of the purchase of those shares.

(b)	A purchaser of shares sold under this Rule 147 will, upon being entered in the Register as the holder of the shares, have title to the shares which is not affected by any irregularity or invalidity in the actions of the Company pursuant to this Rule 147 and will not be bound to see to the application of the purchase money or other consideration.
147.5	Sale Proceeds to members
(a)	Subject to paragraph 147.5 (b), if:
(i)	a member’s shares in the Company are sold by the Company on the member’s behalf under this Rule 147; and

(ii)	any certificate relating to the shares the subject of the sale has been received by the Company (or the Company is satisfied that the certificate has been lost or destroyed), the Company must, within 60 days after completion of the sale, cause the proceeds of sale to be sent to the member entitled to those proceeds by sending a cheque made payable to the member through the post to the address of that member in the Register (or, in the case of joint holders, to that one whose name stands first in the Register in respect of the joint holding). Payment of any money under this Rule 147 is at the risk of the member to whom it is sent.

(b)	In the case of a sale of Prescribed New Member’s shares in accordance with this Rule 147, the Company is entitled to deduct (and keep) from the proceeds of sale, the costs of the sale as determined by the Company. In any other case, the Company or a purchaser must bear the costs of sale. The costs of sale include all stamp duty, brokerage and government taxes and charges (except for tax on income or capital gains of the member) payable by the transferor.
147.6	Member’s remedy

The remedy of any member to whom this Rule 147 applies in respect of the sale of that member’s shares is hereby expressly limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

147.7	Suspension of rights

Unless the Directors determine otherwise, where a Divestment Notice is sent to a Prescribed New Member in accordance with Rule 147.3, then, notwithstanding any other provision in this Constitution, the rights to receive dividend and to vote attaching to the shares of the member the subject of the Divestment Notice are suspended until the shares are transferred to a new holder or the member ceases to be a Prescribed New Member. Any dividends that would, but for this Rule 147.7, have been paid to a member must be held by the Company and paid to the member within 60 days after the later of the date the shares of the member are transferred or the date the member ceases to be a Prescribed New Member.

147.8	Determination binding

Any determination made by or on behalf of the Company (including any determination made by the Secretary) under this Rule 147, shall be binding on, and conclusive against (in the absence of a manifest error), a member.

147.9	Company’s power to sell

Notwithstanding anything else:
(a)	subject to paragraph 147.9(b), the provisions of this Rule 147 may be invoked in respect of Prescribed Members only once in any 12 month period; and

(b)	from the date on which there is publicly announced a Takeover in respect of the Company’s shares until the close of the offers under that Takeover, the Company’s powers under this Rule 147 to sell the shares of a Prescribed Member cease to have any force or effect.